Exhibit A



                                                             CONFORMED COPY
                                                             File No. 33307




                             ____________________________


                                YPF ACQUISITION CORP.

                             (To Be Merged With and Into

                              MAXUS ENERGY CORPORATION)

                                         and

                                YPF SOCIEDAD ANONIMA,
                                     as Guarantor

                            _____________________________



                                   CREDIT AGREEMENT


                              Dated as of April 5, 1995


                            ______________________________



                               THE CHASE MANHATTAN BANK
                               (NATIONAL ASSOCIATION),
                                       as Agent



















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



                                  TABLE OF CONTENTS

                    This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                                       Page
                                                                       ----

          Section 1.  Definitions and Accounting Matters  . . . . . . .   1
               1.01   Certain Defined Terms . . . . . . . . . . . . . .   1
               1.02   Accounting Terms and Determinations . . . . . . .  18
               1.03   Types of Loans  . . . . . . . . . . . . . . . . .  18
               1.04   Copies of Documents . . . . . . . . . . . . . . .  18

          Section 2.  Commitments, Loans, Notes and Prepayments . . . .  18
               2.01   Loans . . . . . . . . . . . . . . . . . . . . . .  18
               2.02   Borrowings  . . . . . . . . . . . . . . . . . . .  19
               2.03   Changes of Commitments  . . . . . . . . . . . . .  19
               2.04   Lending Offices . . . . . . . . . . . . . . . . .  20
               2.05   Several Obligations; Remedies Independent . . . .  20
               2.06   Notes . . . . . . . . . . . . . . . . . . . . . .  20
               2.07   Prepayments and Conversions or Continuations of
                       Loans  . . . . . . . . . . . . . . . . . . . . .  21

          Section 3.  Payments of Principal and Interest  . . . . . . .  21
               3.01   Repayment of Loans  . . . . . . . . . . . . . . .  21
               3.02   Interest  . . . . . . . . . . . . . . . . . . . .  21

          Section 4.  Payments; Pro Rata Treatment; Computations;
                       Etc. . . . . . . . . . . . . . . . . . . . . . .  22
               4.01   Payments  . . . . . . . . . . . . . . . . . . . .  22
               4.02   Pro Rata Treatment  . . . . . . . . . . . . . . .  23
               4.03   Computations  . . . . . . . . . . . . . . . . . .  24
               4.04   Minimum Amounts . . . . . . . . . . . . . . . . .  24
               4.05   Certain Notices . . . . . . . . . . . . . . . . .  24
               4.06   Non-Receipt of Funds by the Agent . . . . . . . .  25
               4.07   Sharing of Payments, Etc. . . . . . . . . . . . .  26

          Section 5.  Yield Protection, Etc.  . . . . . . . . . . . . .  27
               5.01   Additional Costs  . . . . . . . . . . . . . . . .  27
               5.02   Limitation on Types of Loans  . . . . . . . . . .  29
               5.03   Illegality  . . . . . . . . . . . . . . . . . . .  30
               5.04   Treatment of Affected Loans . . . . . . . . . . .  30
               5.05   Broken Funding  . . . . . . . . . . . . . . . . .  31
               5.06   U.S. Taxes  . . . . . . . . . . . . . . . . . . .  32
               5.07   Replacement of Certain Lenders  . . . . . . . . .  33

          Section 6.  Guarantee . . . . . . . . . . . . . . . . . . . .  34
               6.01   The Guarantee . . . . . . . . . . . . . . . . . .  34
               6.02   Obligations Unconditional . . . . . . . . . . . .  34


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
                                                                       Page
                                                                       ----

               6.03   Reinstatement . . . . . . . . . . . . . . . . . .  35
               6.04   Subrogation . . . . . . . . . . . . . . . . . . .  36
               6.05   Remedies  . . . . . . . . . . . . . . . . . . . .  36
               6.06   Instrument for the Payment of Money . . . . . . .  36
               6.07   Continuing Guarantee  . . . . . . . . . . . . . .  36
               6.08   Taxes . . . . . . . . . . . . . . . . . . . . . .  37

          Section 7.  Conditions Precedent  . . . . . . . . . . . . . .  38
               7.01   Initial Loans . . . . . . . . . . . . . . . . . .  38
               7.02   Second Loans  . . . . . . . . . . . . . . . . . .  43
               7.03   Initial and Second Loans  . . . . . . . . . . . .  45

          Section 8.  Representations and Warranties  . . . . . . . . .  48
               8.01   Corporate Existence . . . . . . . . . . . . . . .  48
               8.02   Litigation  . . . . . . . . . . . . . . . . . . .  48
               8.03   No Breach . . . . . . . . . . . . . . . . . . . .  48
               8.04   Action  . . . . . . . . . . . . . . . . . . . . .  50
               8.05   Approvals . . . . . . . . . . . . . . . . . . . .  50
               8.06   Use of Credit . . . . . . . . . . . . . . . . . .  51
               8.07   Investment Company Act  . . . . . . . . . . . . .  51
               8.08   Public Utility Holding Company Act  . . . . . . .  51
               8.09   Certain Documents . . . . . . . . . . . . . . . .  51
               8.10   Capitalization of Company . . . . . . . . . . . .  51
               8.11   True and Complete Disclosure  . . . . . . . . . .  51
               8.12   Pledge Agreement  . . . . . . . . . . . . . . . .  52
               8.13   Special Purpose Corporation . . . . . . . . . . .  52
               8.14   Transaction Costs . . . . . . . . . . . . . . . .  52
               8.15   YPF Representations . . . . . . . . . . . . . . .  52

          Section 9.  Covenants of Obligors . . . . . . . . . . . . . .  53
               9.01   Financial Statements, Etc.  . . . . . . . . . . .  53
               9.02   Litigation; Etc.  . . . . . . . . . . . . . . . .  56
               9.03   Existence, Etc. . . . . . . . . . . . . . . . . .  57
               9.04   Insurance . . . . . . . . . . . . . . . . . . . .  58
               9.05   Prohibition of Fundamental Changes  . . . . . . .  58
               9.06   Limitation on Liens . . . . . . . . . . . . . . .  59
               9.07   Indebtedness  . . . . . . . . . . . . . . . . . .  61
               9.08   Investments . . . . . . . . . . . . . . . . . . .  61
               9.09   Dividend Payments . . . . . . . . . . . . . . . .  62
               9.10   Maxus Cash  . . . . . . . . . . . . . . . . . . .  62
               9.11   Ownership of Refinancing Subsidiaries . . . . . .  62
               9.12   Special Covenants relating to YPF Acquisition
                       Prior to Merger  . . . . . . . . . . . . . . . .  63
               9.13   Special Covenants relating to Midgard Group and
                      the Maxus Indonesia Group and their
                       Subsidiaries . . . . . . . . . . . . . . . . . .  63
               9.14   Payments of Maxus Indebtedness  . . . . . . . . .  64
               9.15   Lines of Business . . . . . . . . . . . . . . . .  65
               9.16   Transactions with YPF Affiliates  . . . . . . . .  65
               9.17   Use of Proceeds . . . . . . . . . . . . . . . . .  65
               9.18   Modifications of Certain Documents  . . . . . . .  65


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
                                                                       Page
                                                                       ----

               9.19   Consummation of the Merger  . . . . . . . . . . .  66
               9.20   Ownership of YPF Acquisition and Maxus  . . . . .  66
               9.21   Other Covenants of YPF  . . . . . . . . . . . . .  66

          Section 10. Events of Default . . . . . . . . . . . . . . . .  66

          Section 11. The Agent . . . . . . . . . . . . . . . . . . . .  69
               11.01  Appointment, Powers and Immunities  . . . . . . .  69
               11.02  Reliance by Agent . . . . . . . . . . . . . . . .  70
               11.03  Defaults  . . . . . . . . . . . . . . . . . . . .  71
               11.04  Rights as a Lender  . . . . . . . . . . . . . . .  71
               11.05  Indemnification . . . . . . . . . . . . . . . . .  71
               11.06  Non-Reliance on Agent and Other Lenders . . . . .  72
               11.07  Failure to Act  . . . . . . . . . . . . . . . . .  72
               11.08  Resignation or Removal of Agent . . . . . . . . .  73
               11.09  Consents under Other Basic Documents  . . . . . .  73

          Section 12. Miscellaneous . . . . . . . . . . . . . . . . . .  73
               12.01  Waiver  . . . . . . . . . . . . . . . . . . . . .  73
               12.02  Notices . . . . . . . . . . . . . . . . . . . . .  74
               12.03  Expenses, Etc.  . . . . . . . . . . . . . . . . .  74
               12.04  Amendments, Etc.  . . . . . . . . . . . . . . . .  75
               12.05  Successors and Assigns  . . . . . . . . . . . . .  76
               12.06  Assignments and Participations  . . . . . . . . .  76
               12.07  Survival  . . . . . . . . . . . . . . . . . . . .  78
               12.08  Captions  . . . . . . . . . . . . . . . . . . . .  78
               12.09  Counterparts  . . . . . . . . . . . . . . . . . .  78
               12.10  Jurisdiction, Venue, Immunity and Service of
                       Process  . . . . . . . . . . . . . . . . . . . .  79
               12.11  Governing Law . . . . . . . . . . . . . . . . . .  80
               12.12  Waiver of Jury Trial  . . . . . . . . . . . . . .  80
               12.13  Special Waiver  . . . . . . . . . . . . . . . . .  80
               12.14  Judgment Currency . . . . . . . . . . . . . . . .  80
               12.15  Use of English Language . . . . . . . . . . . . .  82
               12.16  Treatment of Certain Information;
                      Confidentiality . . . . . . . . . . . . . . . . .  83

















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
          SCHEDULE I   -  Representations and Warranties of YPF
          SCHEDULE II  -  Covenants of YPF
          SCHEDULE III -  Events of Default relating to YPF
          SCHEDULE IV  -  Litigation
          SCHEDULE V   -  Term Sheet - Midgard Facility
          SCHEDULE VI  -  Term Sheet - Java/Sumatra Facility
          SCHEDULE VII -  Legal Requirements
          SCHEDULE VIII - Permitted Transactions

          EXHIBIT A      -    Form of Note
          EXHIBIT B      -    Form of Pledge Agreement
          EXHIBIT C      -    Form of Assumption Agreement
          EXHIBIT D-1    -    Form of Opinion of Special New York Counsel
                                to the Obligors, to be delivered on the
                                Initial Borrowing Date
          EXHIBIT D-2    -    Form of Opinion of Special Argentine Counsel
                                to the Obligors, to be delivered on the
                                Initial Borrowing Date
          EXHIBIT D-3    -    Form of Opinion of Special Counsel to
                                the Obligors, to be delivered on the
                                Second Borrowing Date
          EXHIBIT D-4    -    Form of Opinion of Special New York Counsel
                                to Maxus, to be delivered on the Second
                                Borrowing Date
          EXHIBIT D-5    -    Form of Opinion of General Counsel of Maxus,
                                to be delivered on the Second Borrowing
                                Date
          EXHIBIT E-1    -    Form of Opinion of Special New York Counsel
                                to Chase, to be delivered on the Initial
                                Borrowing Date
          EXHIBIT E-2    -    Form of Opinion of Special Argentine Counsel
                                to Chase, to be delivered on the Initial
                                Borrowing Date
          EXHIBIT E-3    -    Form of Opinion of Special New York Counsel
                                to Chase, to be delivered on the Second
                                Borrowing Date
          EXHIBIT F      -    Form of Confidentiality Agreement
          EXHIBIT G      -    Form of Notice of Assignment
          EXHIBIT H      -    Form of Process Agent Acceptance
















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

                    CREDIT AGREEMENT dated as of April 5, 1995, between:
          YPF ACQUISITION CORP., a corporation duly organized and validly existing under the laws of the State of Delaware ("YPF
                                                             ---
          Acquisition"); YPF SOCIEDAD ANONIMA, an Argentine sociedad
          -----------
          anonima duly organized and validly existing under the laws of the Republic of Argentina ("YPF"); each of the lenders that is a
                                  ---
          signatory hereto identified under the caption "LENDERS" on the signature pages hereto or that, pursuant to Section 12.06(b) hereof, shall become a "Lender" hereunder (individually, a "Lender" and, collectively, the "Lenders"); and THE CHASE
           ------                          -------
          MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association, as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent").
                                                     -----

                    Each of YPF and YPF Acquisition has requested that the Lenders make loans to the Company (as defined in Section 1.01 hereof) in an aggregate principal amount not exceeding $550,000,000 and the Lenders are prepared to make such loans upon the terms and conditions hereof. Accordingly, the parties hereto agree as follows:

                    Section 1.  Definitions and Accounting Matters.
                                ----------------------------------

                    1.01  Certain Defined Terms.  As used herein, the
                          ---------------------
          following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):
                         ---- -----

                    "Acquisition" shall mean (a) the purchase by YPF
                     -----------
          Acquisition of Maxus Shares (at a price equal to $5.50 per share) for cash pursuant to the Tender Offer Documents and (b) the Merger.

                    "Acquisition Documents" shall mean the Tender Offer
                     ---------------------
          Documents, the Merger Agreement, the certificate of merger with respect to the Merger, all Proxy Materials and any other document sent by YPF, YPF Acquisition or Maxus to the stockholders of Maxus or filed by YPF, YPF Acquisition or Maxus with the Commission in connection with the Acquisition.

                    "Acquisition Financing Transactions" shall mean (a) the
                     ----------------------------------
          loans and other extensions of credit made or contemplated to be made under this Agreement, the YPF Credit Agreement and each of the Refinancing Facilities, (b) the guarantees of any of such loans and other extensions of credit provided for by or contemplated in connection with this Agreement and each of the Refinancing Facilities and (c) any Liens provided for by or contemplated in connection with this Agreement and each of the Refinancing Facilities to secure any of such loans and other extensions of credit or guarantees.



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                                   Credit Agreement
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
                                        - 2 -

                    "Affiliate" shall mean, with respect to any Person, any
                     ---------
          other Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative
                               -------
          meanings, "controlled by" and "under common control with") shall
                     -------------       -------------------------
          mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any
                                                --------
          event, any Person that owns directly or indirectly securities having 5% or more of the voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person or as an owner of an undivided fractional interest in hydrocarbon reserves or production with respect to which such Person is not the operator) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, no individual shall be an Affiliate of any Person solely by reason of his or her being a director, officer or employee of such Person.

                    "Applicable Lending Office" shall mean, for each Lender
                     -------------------------
          and for each Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Company as the office by which its Loans of such Type are to be made and maintained.

                    "Applicable Margin" shall mean, with respect to Base
                     -----------------
          Rate Loans, 1-1/4% per annum and with respect to Eurodollar Loans, 2-1/4% per annum.

                    "Argentina" shall mean the Republic of Argentina.
                     ---------

                    "Argentine Taxes" shall have the meaning assigned to
                     ---------------
          such term in Section 6.08 hereof.

                    "Assumption Agreement" shall mean an Assumption
                     --------------------
          Agreement, substantially in the form of Exhibit C hereto, dated as of the Second Borrowing Date and executed and delivered by Maxus, pursuant to which Maxus shall (among other things) expressly assume all of the obligations of YPF Acquisition under this Agreement and the other Basic Documents.

                    "Bankruptcy Code" shall mean the U.S. Federal
                     ---------------
          Bankruptcy Code of 1978, as amended from time to time.

                    "Base Rate" shall mean, for any day, a rate per annum
                     ---------
          equal to the higher of (a) the Federal Funds Rate for such day


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                                   Credit Agreement
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
                                        - 3 -

          plus 1/2 of 1% and (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

                    "Base Rate Loans" shall mean Loans that bear interest
                     ---------------
          at rates based upon the Base Rate.

                    "Basic Documents" shall mean, collectively, this
                     ---------------
          Agreement, the Notes, the Pledge Agreement and the Assumption
          Agreement.

                    "Business Day" shall mean any day (a) on which
                     ------------
          commercial banks are not authorized or required to close in New York City and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by the Company with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

                    "Capital Lease Obligations" shall mean, for any Person,
                     -------------------------
          all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

                    "Chase" shall mean The Chase Manhattan Bank (National
                     -----
          Association).

                    "Code" shall mean the U.S. Internal Revenue Code of
                     ----
          1986, as amended from time to time.

                    "Commission" shall mean the Securities and Exchange
                     ----------
          Commission, or any regulatory body that succeeds to the functions thereof.

                    "Commitment" shall mean, as to each Lender, the
                     ----------
          obligation of such Lender to make Loans pursuant to Section 2.01 hereof in an aggregate principal amount at any one time outstanding up to but not exceeding (a) in the case of a Lender that is a party to this Agreement as of the date hereof, the amount set opposite such Lender's name on the signature pages hereof under the caption "Commitment" or (b) in the case of any other Lender, the aggregate amount of the Commitments of such Lender acquired by it pursuant to Section 12.06(b) hereof (in each case, as the same may be reduced at any time or from time to


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
                                        - 4 -

          time pursuant to Section 2.03 hereof or increased or reduced from time to time pursuant to said Section 12.06(b)). The original aggregate principal amount of the Commitments is $550,000,000.

                    "Commitment Termination Date" shall mean June 12, 1995.
                     ---------------------------

                    "Commodity Hedging Agreement" shall mean, for any
                     ---------------------------
          Person, an agreement or arrangement between such Person and one or more financial institutions or other entities providing for the transfer or mitigation of risks of fluctuations in the prices of hydrocarbons, either generally or under specific circumstances.

                    "Company" shall mean (a) at all times up to the time
                     -------
          the Merger is consummated, YPF Acquisition and (b) at all times thereafter, Maxus (as successor by merger to YPF Acquisition).

                    "Continue", "Continuation" and "Continued" shall refer
                     --------    ------------       ---------
          to the continuation pursuant to Section 2.07 hereof of a Eurodollar Loan from one Interest Period to the next Interest Period.

                    "Control Transfer Date" shall mean the earlier to occur
                     ---------------------
          of (a) the date that the designees of YPF have been elected to, and constitute a majority of, the Board of Directors of Maxus pursuant to Section 1.4 of the Merger Agreement and (b) the Merger Closing Date.

                    "Convert", "Conversion" and "Converted" shall refer to
                     -------    ----------       ---------
          a conversion pursuant to Section 2.07 hereof of one Type of Loans into another Type of Loans, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

                    "Default" shall mean an Event of Default or an event
                     -------
          that with notice or lapse of time or both would become an Event of Default.

                    "Dividend Payment" shall mean, with respect to any
                     ----------------
          Person, dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of such Person or of any warrants, options or other rights to acquire the same (or to make any payments to any other Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of such Person or any of its Subsidiaries), but excluding dividends payable solely in shares of common stock of such Person.



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
                                        - 5 -

                    "Dollars" and "$" shall mean lawful money of the United
                     -------       -
          States of America.

                    "Equity Rights" shall mean, with respect to any Person,
                     -------------
          any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into or exchangeable for, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

                    "ERISA" shall mean the Employee Retirement Income
                     -----
          Security Act of 1974, as amended from time to time.

                    "ERISA Affiliate" shall mean any corporation or trade
                     ---------------
          or business that is a member of any group of organizations
          (i) described in Section 414(b) or (c) of the Code of which the Company is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and
          Section 412(c)(11) of the Code and the lien created under
          Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Company is a member.

                    "Eurodollar Base Rate" shall mean, with respect to any
                     --------------------
          Eurodollar Loan for any Interest Period therefor, the arithmetic mean (rounded upwards, if necessary, to the nearest 1/16 of 1%), as determined by the Agent, of the rates per annum quoted by the respective Reference Lenders at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period for the offering by the respective Reference Lenders to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan to be made by the respective Reference Lenders for such Interest Period. If any Reference Lender is not participating in any Eurodollar Loans during any Interest Period therefor, the Eurodollar Base Rate for such Loans for such Interest Period shall be determined by reference to the amount of such Loans that such Reference Lender would have made or had outstanding had it been participating in such Loan during such Interest Period.

                    "Eurodollar Loans" shall mean Loans that bear interest
                     ----------------
          at rates based on rates referred to in the definition of "Eurodollar Base Rate" in this Section 1.01.

                    "Eurodollar Rate" shall mean, for any Eurodollar Loan
                     ---------------
          for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by


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
                                        - 6 -

          the Agent to be equal to the Eurodollar Base Rate for such Loan for such Interest Period divided by 1 minus the Reserve
          Requirement (if any) for such Loan for such Interest Period.

                    "Event of Default" shall have the meaning assigned to
                     ----------------
          such term in Section 10 hereof.

                    "Exchange Act" shall mean the Securities and Exchange
                     ------------
          Act of 1934, as amended from time to time and the rules and regulations promulgated by the Commission thereunder.

                    "Federal Funds Rate" shall mean, for any day, the rate
                     ------------------
          per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for
                                        --------
          which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to Chase on such Business Day on such transactions as determined by the Agent.

                    "GAAP" shall mean generally accepted accounting
                     ----
          principles as in effect from time to time as set forth in the opinions, statements and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the Financial Accounting Standards Board and such other Persons who shall be approved by a significant segment of the accounting profession and concurred in by the independent certified public accountants certifying any audited financial statements delivered hereunder.

                    "Guarantee" shall mean a guarantee, an endorsement, a
                     ---------
          contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but


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
                                        - 7 -

          excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used
                                          ---------       ----------
          as a verb shall have a correlative meaning.

                    "Guaranteed Obligations" shall have the meaning
                     ----------------------
          assigned to such term in Section 6.01 hereof.

                    "Indebtedness" shall mean, for any Person (without
                     ------------
          duplication): (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person);
          (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business;
          (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; (f) the unearned balance of any advance payment received by such Person under any contract to be performed in excess of $5,000,000 in the aggregate; and (g) Indebtedness of others Guaranteed by such Person.

                    "Independent Petroleum Engineer" shall mean any firm of
                     ------------------------------
          independent petroleum engineers selected by the Company and satisfactory to the Majority Lenders.

                    "Information Statement" shall mean the Information
                     ---------------------
          Statement, if required, to be filed by Maxus with the Commission with respect to the Acquisition pursuant to Rule 14c-2 of the Exchange Act, together with all exhibits and schedules thereto.

                    "Initial Borrowing Date" shall mean the date on which
                     ----------------------
          the Initial Loans are or shall have been made.

                    "Initial Loans" shall mean the Loans made upon the
                     -------------
          satisfaction or waiver of the conditions precedent set forth in
          Section 7.01 and 7.03 hereof.

                    "Interest Payment Date" shall mean the date three
                     ---------------------
          months after the Initial Borrowing Date or, if such date is not a Business Day, the immediately preceding Business Day.

                    "Interest Period" shall mean, with respect to any
                     ---------------
          Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or Converted from a Base Rate Loan or the


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
                                        - 8 -

          last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first calendar month thereafter, as the Company may select as provided in
          Section 4.05 hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) no Interest Period may end after June 12, 1995; (ii) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); (iii) no Interest Period shall have a duration of less than one month (notwithstanding clause (i) above) and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period, such Loan shall not be available as a Eurodollar Loan hereunder for such period.

                    "Interest Rate Protection Agreement" shall mean, for
                     ----------------------------------
          any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks, either generally or under specific contingencies.

                    "Investment" shall mean, for any Person:  (a) the
                     ----------
          acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of inventory or supplies or the providing of oil and gas operating, producing or marketing services by such Person in the ordinary course of business; and (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such other Person (other than Guarantees included in the definition of Indebtedness in this Section 1.01).

                    "Legal Requirements" shall have the meaning assigned to
                     ------------------
          such term in Section 8.03(b) hereof.



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
                                        - 9 -

                    "Lien" shall mean, with respect to any Property, any
                     ----
          assignment in trust, mortgage, lien, pledge, charge, fiduciary or security assignment, security interest or encumbrance of any kind in respect of such Property (including, without limitation, any Production Payment, advance payment or similar arrangement with respect to minerals in place). For purposes of the foregoing, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

                    "Loans" shall mean the loans provided for by
                     -----
          Section 2.01 hereof, which may be Base Rate Loans and/or Eurodollar Loans.

                    "Majority Lenders" shall mean Lenders holding at least
                     ----------------
          66 2/3% of the aggregate amount of the Commitments or, if the Commitments shall have terminated, Lenders holding at least
          66 2/3% of the aggregate unpaid principal amount of the Loans.

                    "Margin Stock" shall mean "margin stock" within the
                     ------------
          meaning of Regulations U and X.

                    "Material Adverse Effect" shall mean a material adverse
                     -----------------------
          effect on any of: (a) the condition (financial or otherwise), business, operations, assets, nature of assets or liabilities of any of (i) YPF and its Subsidiaries taken as a whole (including, without limitation, the investment ratings of any of YPF's securities being downgraded or being put on "credit watch" or "credit review" with negative implications by any nationally recognized statistical rating organization), (ii) Maxus and its Subsidiaries taken as a whole, (iii) Midgard or any of its Subsidiaries (other than any of such Subsidiaries all of the capital stock or other ownership interests of or in which are to be transferred to Maxus or other Subsidiaries of Maxus prior to the Merger Closing Date) or (iv) Maxus Indonesia, Maxus Java or Maxus Sumatra or any of their respective Subsidiaries (including, without limitation, the investment ratings of the Republic of Indonesia being downgraded or being put on "credit watch" or "credit review" with negative implications by a nationally recognized statistical rating organization at any time after the consummation of the Merger); (b) the ability of any of the Persons referred to in clause (a) above which is or is intended to be a party to any of the agreements and other documents providing for or otherwise relating to any of the Acquisition Financing Transactions to pay and perform its obligations under any of such documents when required to be paid or performed;
          (c) the validity or enforceability of any of such documents;
          (d) any of the rights and remedies of the lenders (or the agent) under any of such documents; or (e) the timely payment of any of


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
                                        - 10 -

          the loans and other extensions of credit or other amounts payable to the lenders under any of such documents.

                    "Material Subsidiary" shall mean (a) any of the
                     -------------------
          Refinancing Subsidiaries and their respective Subsidiaries,
          (b) any of Maxus International Energy Corporation and (c) any other Subsidiary of Maxus the assets of which (determined on a consolidated basis with any consolidated Subsidiaries of such Subsidiary) were equal to or more than 2 1/2% of the consolidated total assets of Maxus and its consolidated Subsidiaries at the end of the preceding fiscal year of Maxus.

                    "Maturity Date" shall mean the earlier of (a) June 12,
                     -------------
          1995 and (b) the Merger Closing Date.

                    "Maxus" shall mean Maxus Energy Corporation, a Delaware
                     -----
          corporation.

                    "Maxus Indonesia" shall mean Maxus Indonesia, Inc., a
                     ---------------
          Delaware corporation and a wholly-owned subsidiary of Maxus.

                    "Maxus Indonesia Group" shall mean Maxus Indonesia and
                     ---------------------
          its Subsidiaries.

                    "Maxus Indonesia Refinancing Facility" shall mean the
                     ------------------------------------
          loans in an aggregate amount up to $175,000,000 to be made available to Maxus Java and Maxus Sumatra as contemplated by Term Sheet - Java/Sumatra Facility attached as Schedule VI hereto, the proceeds of which are to be used to pay or prepay a portion of the Loans.

                    "Maxus Java" shall mean Maxus Northwest Java, Inc., a
                     ----------
          Delaware corporation and a Wholly Owned Subsidiary of Maxus.

                    "Maxus Material Adverse Effect" shall mean a material
                     -----------------------------
          adverse effect on any of: (a) the financial condition, business or operations of Maxus and its Subsidiaries taken as a whole;
          (b) the ability of Maxus or any of the Refinancing Subsidiaries or any Subsidiary of any of the Refinancing Subsidiaries (other than any such Subsidiary all of the capital stock or other ownership interests of or in which are to be transferred to Maxus or other Subsidiaries of Maxus prior to the Merger Closing Date) to perform any of its payment or any of its other material obligations under any of the Basic Documents to which it is or is intended to be a party or the Refinancing Facilities (including the agreements and other documents providing for or relating to such Refinancing Facilities to which it is or is intended to be a party) or, in the case of Maxus, any of its material obligations under the Merger Agreement; (c) the validity or enforceability of any of the obligations referred to in clause (b) above; (d) the ability of the lenders (or the agent) under any of the documents


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
                                        - 11 -

          referred to in clause (b) above to enforce their respective rights and remedies against any of the Persons referred to in clause (b) above under any of such documents to which such Person is or is intended to be a party; or (e) the timely payment of any of the payment obligations referred to in clause (b) above.

                    "Maxus Preferred Shares" shall mean, collectively, the
                     ----------------------
          $4.00 Cumulative Convertible Preferred Stock par value $1.00 per share, the $9.75 Cumulative Convertible Preferred Stock par value $1.00 per share, and the $2.50 Cumulative Preferred Stock par value $1.00 per share, in each case, of Maxus.

                    "Maxus Public Debt Documents" shall mean, collectively,
                     ---------------------------
          (a) the Indenture dated as of November 1, 1990 between Maxus and Chemical Bank, as trustee and the Securities (as defined therein) issued thereunder, (b) the Indenture date as of April 1, 1978 between Diamond Shamrock Corporation (as predecessor in interest to Maxus) and Chemical Bank, as trustee, and the Debentures (as defined therein) issued thereunder, (c) the Indenture dated as of May 1, 1983 between Diamond Shamrock Corporation (as predecessor in interest to Maxus) and NationsBank, N.A., as trustee, and the Securities (as defined therein) issued thereunder, (d) the Indenture dated as of November 1, 1985 between Maxus and NationsBank, N.A., as trustee, and the Securities (as defined therein) issued thereunder, and (e) the Indenture dated as of April 1, 1988 between Maxus and Chemical Bank, as trustee, and the Securities (as defined therein) issued thereunder, in each case, as such agreements and instruments have heretofore and shall, subject to Section 9.18 hereof, be hereafter modified and supplemented and in effect from time to time.

                    "Maxus Shares" shall mean shares of common stock of
                     ------------
          Maxus, par value $1.00.

                    "Maxus Sumatra" shall mean Maxus Southeast Sumatra
                     -------------
          Inc., a Delaware corporation and a Wholly Owned Subsidiary of Maxus.

                    "Merger" shall mean the merger of YPF Acquisition with
                     ------
          and into Maxus pursuant to the Merger Agreement.

                    "Merger Agreement" shall mean the Agreement of Merger
                     ----------------
          dated as of February 28, 1995 among YPF, YPF Acquisition and Maxus, as the same shall, subject to Section 9.18 hereof, be modified and supplemented and in effect from time to time.

                    "Merger Closing Date" shall mean the date on which the
                     -------------------
          Merger shall become effective.

                    "Midgard" shall mean Midgard Energy Company, a Delaware
                     -------
          corporation and a Wholly Owned Subsidiary of Maxus.


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
                                        - 12 -

                    "Midgard Group" shall mean Midgard and its
                     -------------
          Subsidiaries.

                    "Midgard Refinancing Facility" shall mean the loans in
                     ----------------------------
          an aggregate amount up to $250,000,000 to be made available to Midgard as contemplated by Term Sheet - Midgard Facility attached as Schedule V hereto, the proceeds of which are to be used to pay or prepay a portion of the Loans.

                    "Multiemployer Plan" shall mean a multiemployer plan
                     ------------------
          defined as such in Section 3(37) of ERISA to which contributions have been made by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA.

                    "Notes" shall mean the promissory notes provided for by
                     -----
          Section 2.06 hereof and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

                    "Obligors" shall mean, collectively, the Company and
                     --------
          YPF.

                    "Offer to Purchase" shall mean the Offer to Purchase
                     -----------------
          For Cash All Outstanding Shares of Maxus at $5.50 Net Per Share by YPF Acquisition dated March 3, 1995 made by YPF Acquisition in connection with the Acquisition.

                    "PBGC" shall mean the Pension Benefit Guaranty
                     ----
          Corporation or any entity succeeding to any or all of its functions under ERISA.

                    "Permitted Investments" shall mean:  (a) direct
                     ---------------------
          obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof; (b) certificates of deposit issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof; and
          (c) commercial paper rated A-1 or better or P-1 by Standard & Poor's Corporation or Moody's Investors Services, Inc., respectively, maturing not more than 90 days from the date of acquisition thereof; in each case so long as the same (x) provide for the payment of principal and interest (and not principal alone or interest alone) and (y) are not subject to any contingency regarding the payment of principal or interest.

                    "Permitted Maxus Investments" shall mean Permitted
                     ---------------------------
          Investments referred to in clause (a) of the definition of such


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
                                        - 13 -

          term in Section 1.01 hereof (without regard to the limitation on maturity specified therein), other readily marketable short-term investments held by Maxus and its Subsidiaries on the date hereof and other readily marketable short-term investments having the same or more favorable credit and other characteristics as such short-term investments so held on the date hereof.

                    "Person" shall mean any individual, corporation,
                     ------
          company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

                    "Plan" shall mean an employee benefit or other plan
                     ----
          established or maintained by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

                    "Pledge Agreement" shall mean a Pledge Agreement
                     ----------------
          substantially in the form of Exhibit B hereto between YPF and the Agent, as the same shall be modified and supplemented and in effect from time to time.

                    "Post-Default Rate" shall mean, in respect of (a) any
                     -----------------
          principal of any Loan that is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 3 1/2% plus the Base Rate as in effect from time to time plus the
                 ----                                              ----
          Applicable Margin for Base Rate Loans (provided that, if the
                                                 --------
          amount so in default is principal of a Eurodollar Loan and the due date thereof is a day other than the last day of the Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period from and including such due date to but excluding the last day of such Interest Period, 3 1/2% plus the
                                                                 ----
          interest rate for such Loan as provided in Section 3.02(b) hereof and (b) interest on any Loan that is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 3 1/2% plus the Base Rate as in effect from time to time plus the
                 ----                                              ----
          Applicable Margin for Base Rate Loans.

                    "Prime Rate" shall mean the rate of interest from time
                     ----------
          to time announced by Chase at the Principal Office as its prime commercial lending rate.

                    "Principal Office" shall mean the principal office of
                     ----------------
          Chase, located on the date hereof at 1 Chase Manhattan Plaza, New York, New York 10081.




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
                                        - 14 -

                    "Proceeds Production Payments" shall mean production
                     ----------------------------
          payment obligations of any Person payable in Dollars or other currencies representing a specified share of proceeds received from specific hydrocarbon Properties, together with all undertakings and obligations in connection therewith.

                    "Process Agent" shall have the meaning assigned to such
                     -------------
          term in Section 12.10(c) hereof.

                    "Production Payments" shall mean, collectively,
                     -------------------
          Proceeds Production Payments and Volumetric Production Payments.

                    "Property" shall mean any right or interest in or to
                     --------
          property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

                    "Proved Reserves" shall mean reserves (to the extent of
                     ---------------
          the net interest of Maxus and its Subsidiaries therein) comprised of quantities of hydrocarbons which geologic and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.

                    "Proxy Materials" shall mean all proxy materials, if
                     ---------------
          any, relating to the Acquisition and distributed to the shareholders of Maxus.

                    "Reference Lenders" shall mean Chase and such other
                     -----------------
          Lenders as may be agreed by Chase and the Company from time to time (but in no event shall there be more than three Reference Lenders at any time) or their respective Applicable Lending Offices, as the case may be.

                    "Refinancing Balance Sheets" shall have the meaning
                     --------------------------
          assigned to such term in Section 9.01(g) hereof.

                    "Refinancing Facilities" shall mean, collectively, the
                     ----------------------
          Midgard Refinancing Facility and the Maxus Indonesia Refinancing Facility.

                    "Refinancing Subsidiaries" shall mean, collectively,
                     ------------------------
          Midgard, Maxus Java, Maxus Sumatra and Maxus Indonesia.

                    "Regulation A", "Regulation D", "Regulation U" and
                     -------------------------------------------------
          "Regulation X" shall mean, respectively, Regulations A, D, U and
          -------------
          X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

                    "Regulatory Change" shall mean, with respect to any
                     -----------------
          Lender, any change after the date hereof in U.S. Federal, state


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
                                        - 15 -

          or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Lender of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                    "Relevant Information" shall mean information relating
                     --------------------
          to any of the Acquisition, the Acquisition Financing
          Transactions, YPF and its Subsidiaries and Maxus and its Subsidiaries.

                    "Relevant Parties" shall have the meaning assigned to
                     ----------------
          such term in Section 10(e) hereof.

                    "Relevant Subsidiaries" shall mean YPF Acquisition and,
                     ---------------------
          on and after the Control Transfer Date, Maxus and the Material Subsidiaries.

                    "Reserve Requirement" shall mean, for any Interest
                     -------------------
          Period for any Eurodollar Loan, the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the Eurodollar Base Rate is to be determined as provided in the definition of "Eurodollar Base Rate" in this Section 1.01 or
          (ii) any category of extensions of credit or other assets that includes Eurodollar Loans.

                    "SEC Reports" shall mean, with respect to any Person,
                     -----------
          any regular periodic reports or any reports on Form 6-K or Form 8-K (or any successor forms thereto) filed by such Person with the Commission.

                    "Second Borrowing Date" shall mean the date on which
                     ---------------------
          the Second Loans are or shall have been made.

                    "Second Loans" shall mean the Loans made upon the
                     ------------
          satisfaction or waiver of the conditions precedent set forth in Sections 7.02 and 7.03 hereof.




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
                                        - 16 -

                    "Subsidiary" shall mean, with respect to any Person,
                     ----------
          any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

                    "Tender Offer" shall mean the offer by YPF Acquisition
                     ------------
          to purchase Maxus Shares for cash pursuant to the Tender Offer Documents.

                    "Tender Offer Closing Date" shall mean the date of the
                     -------------------------
          initial purchase by YPF Acquisition of the Maxus Shares tendered pursuant to the Tender Offer.

                    "Tender Offer Documents" shall mean the Offer to
                     ----------------------
          Purchase and the Tender Offer Statement on Schedule 14D-1 filed by YPF and YPF Acquisition with the Commission, the
          Schedule 14D-9 filed by Maxus with respect to the Offer to Purchase, and all amendments, exhibits and schedules thereto and related documents distributed to the shareholders of Maxus or filed by YPF, YPF Acquisition or Maxus with the Commission in connection with the Acquisition, in each case, prior to the date of this Agreement.

                    "Transaction Costs" shall mean all costs and expenses
                     -----------------
          incurred by YPF and YPF Acquisition in connection with the Acquisition and the other transactions contemplated hereby to occur on or prior to the Initial Borrowing Date and the Second Borrowing Date (exclusive of amounts paid or payable in respect of Maxus Shares referred to in Sections 2.01(a)(i)(x) and 2.01(b)(i) hereof); provided, however, that, at the election of the Obligors, "Transaction Costs" shall also include any so-called "golden parachute" payments to be made to former officers of Maxus, and/or "poison pill" payments under the Certificate of Incorporation of Maxus.

                    "Transaction Documents" shall mean the Acquisition
                     ---------------------
          Documents and the Basic Documents.

                    "Type" shall have the meaning assigned to such term in
                     ----
          Section 1.03 hereof.




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
                                        - 17 -

                    "Volumetric Production Payments" shall mean production
                     ------------------------------
          payment obligations payable in the form of hydrocarbons constituting a specified share of production from specific hydrocarbon Properties, together with all undertakings and obligations in connection therewith.

                    "Wholly Owned Subsidiary" shall mean, with respect to
                     -----------------------
          any Person, any corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

                    "YPF Acquisition Material Adverse Effect" shall mean a
                     ---------------------------------------
          material adverse effect on any of: (a) the financial condition, business or operations of YPF Acquisition; (b) the ability of YPF Acquisition to perform any of its payment or any of its other material obligations under any of the Basic Documents to which it is or is intended to be a party or any of its material payment or other material obligations under either the Offer to Purchase or the Merger Agreement; (c) the validity or enforceability of any of the obligations referred to in clause (b) above; (d) the ability of the Lenders or the Agent under any of the documents referred to in clause (b) above to enforce their respective rights and remedies against YPF Acquisition under any of the Basic Documents to which it is or is intended to be a party; or
          (e) the timely payment of any of the payment obligations referred to in clause (b) above.

                    "YPF Affiliates" shall mean YPF and its Affiliates
                     --------------
          (other than the Company and its Subsidiaries).

                    "YPF Debt Documents" shall mean, collectively, (a) the
                     ------------------
          Indenture dated as of February 2, 1994 between YPF, The Bank of New York, as trustee, co-registrar and principal paying agent, and The Bank of New York S.A., as registrar and paying agent and the Securities (as defined therein) issued thereunder and (b) the Indenture dated as of October 7, 1994 between YPF, The Bank of New York, as trustee, co-registrar and principal paying agent and The Bank of New York S.A., as registrar and paying agent and the Debt Securities (as defined therein) issued thereunder and, in each case, as such agreements and instruments may be modified and supplemented and in effect from time to time.

                    "YPF Credit Agreement" shall mean the Trade Credit
                     --------------------
          Agreement dated as of April 5, 1995 between YPF, the lenders referred to therein and Chase as agent for said lenders, as such agreement shall be modified and supplemented and in effect from time to time.



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
                                        - 18 -

                    "YPF Material Adverse Effect" shall mean a material
                     ---------------------------
          adverse effect on any of: (a) the financial condition, business or operations of YPF and its Subsidiaries taken as a whole;
          (b) the ability of YPF to perform any of its payment or any of its other material obligations under any of the Basic Documents or the Refinancing Facilities (including the agreements and other documents providing for or relating to such Refinancing Facilities) to which it is or is intended to be a party or any of its material payment or other material obligations under any of the other Transaction Documents to which it is or is intended to be a party; (c) the validity or enforceability of any of the obligations referred to in clause (b) above; or (d) the ability of the lenders (or the agent) under any of the documents referred to in clause (b) above to enforce their rights and remedies against YPF under any of such documents.

                    1.02  Accounting Terms and Determinations.  Except as
                          -----------------------------------
          otherwise expressly provided herein, all accounting terms used herein relating to Maxus and its Subsidiaries shall be interpreted, and all financial statements and certificates and reports as to financial matters relating to Maxus and its Subsidiaries required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP.

                    1.03  Types of Loans.  Loans hereunder are
                          --------------
          distinguished by "Type". The "Type" of a Loan refers to whether such Loan is a Base Rate Loan or a Eurodollar Loan, each of which constitutes a Type.

                    1.04  Copies of Documents.  Whenever this Agreement
                          -------------------
          provides that the Agent will distribute to the Lenders documents provided by either Obligor, such Obligor shall furnish to the Agent a copy of such document for each Lender.

                    Section 2.  Commitments, Loans, Notes and Prepayments.
                                -----------------------------------------

                    2.01  Loans.  Each Lender severally agrees, on the
                          -----
          terms and conditions of this Agreement, to make loans to the Company in Dollars on the Initial Borrowing Date and the Second Borrowing Date (but in no event after the Commitment Termination
          Date) in an aggregate principal amount up to but not exceeding the amount of the Commitment of such Lender (subject to the last sentence of this Section 2.01); provided that (a) the aggregate
                                          --------
          principal amount of the Loans made on the Initial Borrowing Date shall not exceed an amount equal to the excess of (i) the sum of
          (x) an amount equal to (A) the aggregate number of Maxus Shares tendered pursuant to the Offer to Purchase times (B) $5.50 plus
                                                     -----           ----
          (y) the aggregate amount of Transaction Costs to be paid by YPF and YPF Acquisition on or before (or within 30 days' after) the Initial Borrowing Date over (ii) $250,000,000 and (b) the
                                 ----
          aggregate principal amount of the Loans made on the Second


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
                                        - 19 -

          Borrowing Date shall not exceed an amount equal to the sum of
          (i) the aggregate amount of cash to be paid by YPF Acquisition pursuant to Section 2.4 of the Merger Agreement in respect of Maxus Shares that are converted into a right to receive cash as provided in Section 2.1.4 of the Merger Agreement upon the consummation of the Merger in an amount equal to $5.50 per share plus (ii) the aggregate amount of Transaction Costs to be paid by
          ----
          YPF and YPF Acquisition on or before (or within 30 days' after) the Second Borrowing Date (other than Transaction Costs referred to in clause (a)(i)(y)) above. After the making of any Loans, the Company may Convert Loans of one Type into Loans of another Type (as provided in Section 2.07 hereof) or Continue Loans of one Type as Loans of the same Type (as provided in Section 2.07 hereof); provided further that no more than four separate
                   -------- -------
          Interest Periods in respect of Eurodollar Loans from each Lender may be outstanding at any one time. In the event that (I) the amount referred to in clause (a)(i)(x) of this Section 2.01 shall be greater than (II) the aggregate amount of cash paid by YPF Acquisition prior to the close of business on April 10, 1995 for the purchase of Maxus Shares pursuant to the Offer to Purchase, the Company shall prepay the Loans on or before April 11, 1995 in accordance with the provisions of Section 2.07 hereof in an aggregate principal amount equal to the excess of the amount specified in clause (I) above over the amount specified in clause (II) above (and shall hold the excess in the form of cash or cash equivalents until applied to the payment of the purchase price for Maxus Shares pursuant to the Offer to Purchase or such prepayment). Subject to the terms and conditions of this Agreement, any principal of the Loans so prepaid may be reborrowed on the Second Borrowing Date.

                    2.02  Borrowings.  The Company shall give the Agent
                          ----------
          notice of each borrowing hereunder as provided in Section 4.05 hereof. Not later than 1:00 p.m. New York time on the date specified for each borrowing hereunder, each Lender shall make available the amount of the Loan or Loans to be made by it on such date to the Agent, at account number NYAO-DI-900-9-000002 maintained by the Agent with Chase at the Principal Office, in immediately available funds, for account of the Company. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing the same, in immediately available funds, in an account of the Company maintained with Chase at the Principal Office designated by the Company.

                    2.03  Changes of Commitments.
                          ----------------------

                    (a) The Company shall have the right at any time or from time to time to terminate or reduce the aggregate unused amount of the Commitments; provided that (x) the Company shall
                                     --------
          give notice of each such termination or reduction as provided in


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
                                        - 20 -

          Section 4.05 hereof and (y) each partial reduction shall be in an aggregate amount at least equal to $10,000,000 (or a larger multiple of $1,000,000).

                    (b) Any portion of the Commitments not used on the Second Borrowing Date shall be automatically terminated.

                    (c) The Commitments once terminated or reduced may not be reinstated.

                    2.04  Lending Offices.  The Loans of each Type made by
                          ---------------
          each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

                    2.05  Several Obligations; Remedies Independent.  The
                          -----------------------------------------
          failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither any Lender nor the Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender, and (except as otherwise provided in Section 4.06 hereof) no Lender shall have any obligation to the Agent or any other Lender for the failure by such Lender to make any Loan required to be made by such Lender. The amounts payable by the Company at any time hereunder and under the Notes to each Lender shall be a separate and independent debt and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and, to the extent permitted by law, it shall not be necessary for any other Lender or the Agent to consent to, or be joined as an additional party in, any proceedings for such purposes, provided that in no event may the obligations hereunder and under the Notes be accelerated except in accordance with
          Section 10 hereof.

                    2.06  Notes.
                          -----

                    (a) The Loans made by each Lender shall be evidenced by a single promissory note of the Company substantially in the form of Exhibit A hereto, dated the date hereof, payable to such Lender in a principal amount equal to the amount of its Commitment as originally in effect and otherwise duly completed.

                    (b) The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan made by each Lender to the Company, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and, prior to any transfer of the Note held by it, endorsed by such Lender on the schedule attached to such Note or any continuation thereof; provided that the failure of such Lender to
                                --------
          make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any


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
                                        - 21 -

          amount owing hereunder or under such Note in respect of the Loans.

                    (c) No Lender shall be entitled to have its Note substituted or exchanged for any reason, or subdivided for promissory notes of lesser denominations, except in connection with a permitted assignment of all or any portion of such Lender's Commitment, Loans and Note pursuant to Section 12.06 hereof or a required assignment of all of such Lender's Loans as contemplated by Section 5.07 hereof (and (x) if requested by any Lender, or in connection with any such required assignment, the Company agrees to so exchange any Note and (y) promptly following the delivery to any Lender of replacement Note(s), such Lender (if such Lender is an assigning Lender) agrees to deliver to the Company such Lender's existing Note marked canceled).

                    2.07  Prepayments and Conversions or Continuations of
                          -----------------------------------------------
          Loans.  Subject to Sections 2.01 and 4.04 hereof, the Company
          -----
          shall have the right to prepay Loans, or to Convert Loans of one Type into Loans of another Type or Continue Loans of one Type as Loans of the same Type, at any time or from time to time, provided that: (a) the Company shall give the Agent notice of
          --------
          each such prepayment, Conversion or Continuation as provided in
          Section 4.05 hereof (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder) and (b) Eurodollar Loans may be prepaid or Converted only on the last day of an Interest Period for such Loans. Notwithstanding the foregoing, and without limiting the rights and remedies of the Lenders under Section 10 hereof, in the event that any Event of Default shall have occurred and be continuing, the Agent may (and at the request of the Majority Lenders shall) suspend the right of the Company to Convert any Loan into a Eurodollar Loan, or to Continue any Loan as a Eurodollar Loan, in which event all Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) or Continued, as the case may be, as Base Rate Loans.

                    Section 3.  Payments of Principal and Interest.
                                ----------------------------------

                    3.01  Repayment of Loans.  The Company hereby promises
                          ------------------
          to pay to the Agent for account of each Lender the principal of such Lender's Loans on the Maturity Date.

                    3.02  Interest.  The Company hereby promises to pay to
                          --------
          the Agent for account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:




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
                                        - 22 -

                    (a) during such periods as such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus
                                                                    ----
               the Applicable Margin and

                    (b) during such periods as such Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Loan for such Interest Period plus
                                                                      ----
               the Applicable Margin.

          Notwithstanding the foregoing, the Company hereby promises to pay to the Agent for account of each Lender interest at the applicable Post-Default Rate on the following:

                    (i) on any principal of any Loan held by such Lender that shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full; and

                   (ii) on any interest on any Loan that shall not be paid in full when due for the period from the due date thereof to but excluding the date the same is paid in full.

          Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, on the Interest Payment Date and on the Maturity Date, (ii) in the case of a Eurodollar Loan, on the last day of each Interest Period therefor and on the Maturity Date and
          (iii) in the case of any Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall give notice thereof to the Lenders and to the Company.

                    Section 4.  Payments; Pro Rata Treatment; Computations;
                                -------------------------------------------
          Etc.
          ----

                    4.01  Payments.
                          --------

                    (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Company under this Agreement and the Notes (and any payments made by YPF of the Guaranteed Obligations), and, except to the extent otherwise provided therein, all payments to be made by the Obligors under any other Basic Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Agent at account number NYAO-DI-900-9-000002 maintained by the Agent with Chase at the Principal Office, not later than 1:00 p.m. New York time on the


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
                                        - 23 -

          date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day), provided that, if (and only if) and to the extent so specified by the Agent (acting on the instructions of the Majority Lenders) in a notice to YPF, YPF shall make any such payment of the Guaranteed Obligations in Dollars, in immediately available funds, without deduction, set-off or counterclaim, for the account of the Agent to such office of such bank in Buenos Aires, Argentina, as is specified by the Agent in such notice no later than 2:00 p.m. Buenos Aires time on the date for the payment specified in such notice (which date shall be a day on which commercial banks in Buenos Aires, Argentina are not authorized or required to close and shall be no earlier than the date such payment is due hereunder) (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

                    (b) The Company shall, at the time of making each payment under this Agreement or any Note for account of any Lender, specify to the Agent (which shall so notify the intended recipient(s) thereof) the Loans or other amounts payable by the Company hereunder to which such payment is to be applied, except that, if an Event of Default has occurred and is continuing, the Agent may distribute such payment to the Lenders for application in such manner as it or the Majority Lenders, subject to
          Section 4.02 hereof, may determine to be appropriate).

                    (c) Each payment received by the Agent under this Agreement or any Note for account of any Lender shall be paid by the Agent promptly to such Lender, in immediately available funds, for account of such Lender's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

                    (d) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

                    4.02  Pro Rata Treatment.  Except to the extent
                          ------------------
          otherwise provided herein: (a) each borrowing from the Lenders under Section 2.01 hereof shall be made from the Lenders, and each termination or reduction of the amount of the Commitments under Section 2.03 hereof shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (b) except as otherwise provided in
          Section 5.04 hereof, Eurodollar Loans having the same Interest Period shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments (in the case of the making of Loans) or their respective Loans (in the case of


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
                                        - 24 -

          Conversions and Continuations of Loans); (c) each payment or prepayment of principal of Loans by the Company shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (d) each payment of interest on Loans by the Company shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

                    4.03  Computations.  Interest on Eurodollar Loans shall
                          ------------
          be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable and interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable. Notwithstanding the foregoing, for each day that the Base Rate is calculated by reference to the Federal Funds Rate, interest on Base Rate Loans shall be computed on the basis of a year of 360 days and actual days elapsed.

                    4.04  Minimum Amounts.  Each borrowing, Conversion and
                          ---------------
          partial prepayment of principal of Loans shall be in an aggregate amount at least equal to (x) in the case of Base Rate Loans, $10,000,000 or a larger multiple of $1,000,000 and (y) in the case of Eurodollar Loans, $10,000,000 or in larger multiples of $5,000,000 (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period), provided that the aggregate principal amount of Eurodollar Loans
          --------
          having the same Interest Period shall be in an amount at least equal to $20,000,000 or a larger multiple of $5,000,000 and, if any Eurodollar Loans would otherwise be in a lesser principal amount for any period, such Loans shall be Base Rate Loans during such period.

                    4.05  Certain Notices.  Notices by the Company to the
                          ---------------
          Agent of terminations or reductions of the Commitments and of borrowings, Conversions, Continuations and optional prepayments of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Agent not later than 11:00 a.m. New York time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:





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
                                        - 25 -

                                                       Number of
                                                        Business
                    Notice                             Days Prior
                    ------                             ----------

               Termination or reduction
               of Commitments                               3

               Borrowing or prepayment of,
               or Conversions into,
               Base Rate Loans                           same day

               Borrowing or prepayment of,
               Conversions into, Continuations
               as, or duration of Interest
               Period for, Eurodollar Loans                 3

          Each such notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify the Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 4.04 hereof) and Type of each Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business
          Day). The Agent shall promptly notify the Lenders of the contents of each such notice. In the event that the Company fails to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this Section 4.05, such Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate
          Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.

                    4.06  Non-Receipt of Funds by the Agent.  Unless the
                          ---------------------------------
          Agent shall have been notified by a Lender or the Company (the "Payor") prior to the date on which the Payor is to make payment
           -----
          to the Agent or (in the case of a Lender) the proceeds of a Loan to be made by such Lender hereunder or (in the case of the Company) a payment to the Agent for account of one or more of the Lenders hereunder (such payment being herein called the "Required
                                                                   --------
          Payment"), which notice shall be effective upon receipt, that the
          -------
          Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Agent, the recipient(s) of such payment shall, on demand, repay to the Agent the amount so made available together with interest thereon in respect of each day


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
                                        - 26 -

          during the period commencing on the date (the "Advance Date")
                                                         ------------
          such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid.

                    4.07  Sharing of Payments, Etc.
                          -------------------------

                    (a) Each Obligor agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option (to the fullest extent permitted by law) upon and during the continuance of an Event of Default, to set off and apply any deposit (general or special, time or demand, provisional or final), or other indebtedness, held by it for the credit or account of such Obligor at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such deposit or other indebtedness are then due to such Obligor), in which case it shall promptly notify such Obligor and the Agent thereof, provided that such Lender's
                                              --------
          failure to give such notice shall not affect the validity thereof.

                    (b) If any Lender shall obtain from either Obligor payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any other Basic Document through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Agent as provided herein), and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Loans or such other amounts then due hereunder or thereunder by such Obligor to such Lender than the percentage received by any other Lender, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans or such other amounts, respectively, owing to each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.


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
                                        - 27 -

                    (c) The Obligors agree that, to the extent permitted by law, any Lender so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

                    (d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of either Obligor. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.

                    Section 5.  Yield Protection, Etc.
                                ----------------------

                    5.01  Additional Costs.
                          ----------------

                    (a) The Company shall pay directly to each Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs that such Lender determines are attributable to its making or maintaining of any Eurodollar Loans or its obligation to make any Eurodollar Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable, together with costs referred to in Section 5.01(b) hereof, being herein called "Additional Costs"), resulting from
                                       ----------------
          any Regulatory Change that:

                    (i) shall (without duplication of amounts paid pursuant to Section 5.06, 6.08 or 12.03(c) hereof) subject any Lender (or its Applicable Lending Office for any of such Loans) to any tax, duty or other charge in respect of such Loans or its Note or changes the basis of taxation of any amounts payable to such Lender under this Agreement or its
               Note in respect of any of such Loans (excluding, in each case, any such changes in the rate of tax on the overall net income of, or the rate at which franchise taxes are imposed on, such Lender or such Applicable Lending Office by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office); or

                    (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement


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
                                        - 28 -

               utilized in the determination of the Eurodollar Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including, without limitation, any of such Loans, or any commitment of such Lender (including, without limitation, the Commitment of such Lender hereunder); or

                    (iii) imposes any other condition affecting this Agreement or its Note (or any of such extensions of credit or liabilities) or its Commitment.

          If any Lender requests compensation from the Company under this
          Section 5.01(a), the Company may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender thereafter to make or Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable), provided that such suspension shall not affect the
                       --------
          right of such Lender to receive the compensation so requested.

                    (b) Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Company shall pay directly to each Lender from time to time on request such amounts as such Lender may determine to be necessary to compensate such Lender (or, without duplication, the holding company of which such Lender is a subsidiary) for any costs that it determines are attributable to the maintenance by such Lender (or any Applicable Lending Office or such bank holding company) of capital in respect of its Commitment or Loans that it would not have incurred but for a Regulatory Change (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender (or any Applicable Lending Office or such bank holding company) to a level below that which such Lender (or any Applicable Lending Office or such bank holding company) could have achieved but for such Regulatory Change).

                    (c) Each Lender shall notify the Company of any event occurring after the date hereof entitling such Lender to compensation under paragraph (a) or (b) of this Section 5.01 as promptly as practicable, but in any event within 30 days
          (45 days, in the case of Additional Costs referred to in said paragraph (b)), after such Lender obtains actual knowledge thereof; provided that (i) if any Lender fails to give such
                   --------
          notice within 30 days (45 days, in the case of Additional Costs referred to in said paragraph (b)) after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any Additional Costs resulting from such event, only be entitled to payment under this Section 5.01 for Additional Costs incurred


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
                                        - 29 -

          from and after the date 30 days (45 days, in the case of Additional Costs referred to in said paragraph (b)) prior to the date that such Lender does give such notice and (ii) each Lender will make all reasonable efforts to avoid the need for or minimize the amount of such compensation, including, without limitation, designating a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable opinion of such Lender, be disadvantageous to such Lender, except that such Lender shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Lender will furnish to the Company a certificate setting forth the basis and amount of each request by such Lender for compensation under paragraph (a) or (b) of this Section 5.01 (which certificate, in the case of a request for compensation under said paragraph (b), shall state that such Lender is generally requesting such compensation from other similarly situated borrowers under similar credit facilities). Determinations and allocations by any Lender for purposes of this
          Section 5.01 of the effect of any Regulatory Change pursuant to paragraph (a) of this Section 5.01, or of the effect of capital maintained pursuant to paragraph (b) of this Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Lender under this
          Section 5.01, shall be prima facie evidence of such Lender's right to receive such compensation.

                    5.02  Limitation on Types of Loans.  Anything herein to
                          ----------------------------
          the contrary notwithstanding, if, on or prior to the determination of any Eurodollar Base Rate for any Interest
          Period:

                    (a) the Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

                    (b)  the Majority Lenders determine, which
               determination shall be conclusive, and notify the Agent that the relevant rates of interest referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely to be adequate to cover the cost to such Lenders of making or maintaining Eurodollar Loans for such Interest Period;



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
                                        - 30 -

          then the Agent shall give the Company and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, to Continue Eurodollar Loans or to Convert Base Rate Loans into Eurodollar Loans, and the Company shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or Convert such Loans into Base Rate Loans in accordance with Section 2.07 hereof.

                    5.03  Illegality.  Notwithstanding any other provision
                          ----------
          of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder (and, in the reasonable opinion of such Lender, the designation of a different Applicable Lending Office would either not avoid such unlawfulness or would be disadvantageous to such Lender), then such Lender shall promptly notify the Company thereof (with a copy to the Agent) and such Lender's obligation to make or Continue, or to Convert Loans of any other Type into, Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 hereof shall be applicable).

                    5.04  Treatment of Affected Loans.  If the obligation
                          ---------------------------
          of any Lender to make Eurodollar Loans or to Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 5.01 or 5.03 hereof, such Lender's Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Eurodollar Loans (or, in the case of a Conversion required by Section 5.03 hereof, on such earlier date as such Lender may specify to the Company with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 5.01 or 5.03 hereof that gave rise to such Conversion no longer exist:

                    (a) to the extent that such Lender's Eurodollar Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

                    (b) all Loans that would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into Eurodollar Loans shall remain as Base Rate Loans.

          If such Lender gives notice to the Company with a copy to the Agent that the circumstances specified in Section 5.01 or 5.03


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
                                        - 31 -

          hereof that gave rise to the Conversion of such Lender's Eurodollar Loans pursuant to this Section 5.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

                    5.05  Broken Funding.  The Company shall pay to the
                          --------------
          Agent for account of each Lender, upon the request of such Lender through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense that such Lender determines is attributable to:

                    (a) any payment, prepayment or Conversion of a Eurodollar Loan made by such Lender for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10 hereof but excluding any Conversion pursuant to Section 5.04 hereof resulting from an event referred to in Section 5.03 hereof) on a date other than the last day of the Interest Period for such Loan; or

                    (b) any failure by the Company for any reason (including, without limitation, the failure of any of the conditions precedent specified in Section 7 hereof to be satisfied) to borrow a Eurodollar Loan from such Lender on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02 hereof.

          Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid, Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein (minus the relevant Applicable Margin) over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Lender would have offered in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such


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
                                        - 32 -

          period (as reasonably determined by such Lender). Each Lender claiming compensation under this Section 5.05 will furnish to the Company through the Agent a certificate setting forth the basis of the calculation and the amount of such compensation, which certificate shall be prima facie evidence of such Lender's right to receive the compensation claimed.

                    5.06  U.S. Taxes.
                          ----------

                    (a) The Company agrees to pay to each Lender that is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due to such
          non-U.S. Person hereunder after deduction for or withholding in respect of any U.S. Taxes imposed with respect to such payment (or in lieu thereof, payment of such U.S. Taxes by such
          non-U.S. Person), will not be less than the amount stated herein to be then due and payable, provided that the foregoing
                                      --------
          obligation to pay such additional amounts shall not apply:

                         (i) to any payment to any Lender hereunder unless such Lender is, on the date hereof (or on the date it becomes a Lender hereunder as provided in Section 12.06(b) hereof) and on the date of any change in the Applicable Lending Office of such Lender, either entitled to submit a Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or Form 4224 (relating to all interest to be received by such Lender hereunder in respect of the Loans), or

                         (ii) to any U.S. Taxes imposed solely by reason of the failure by such non-U.S. Person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Person if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes.

          For the purposes of this Section 5.06(a), (A) "U.S. Person" shall
                                                         -----------
          mean a citizen, national or resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America or any State thereof, or any estate or trust that is subject to Federal income taxation regardless of the source of its income,
          (B) "U.S. Taxes" shall mean any present or future tax, assessment
               ----------
          or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof or therein,
          (C) "Form 1001" shall mean Form 1001 (Ownership, Exemption, or
               ---------
          Reduced Rate Certificate) of the Department of the Treasury of


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
                                        - 33 -

          the United States of America and (D) "Form 4224" shall mean
                                                ---------
          Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America (or in relation to either such Form such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates). Each of the Forms referred to in the foregoing clauses (C) and (D) shall include such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates.

                    (b) Within 30 days after paying any amount to the Agent or any Lender from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the Company shall deliver to the Agent for delivery to such non-U.S. Person evidence satisfactory to such Person of such deduction, withholding or payment (as the case may be).

                    (c) Each Lender (including any lender that becomes a Lender pursuant to Section 12.06 hereof) represents and warrants to the Obligors and the Agent that on the date hereof (or, in the case of any such lender that becomes a Lender pursuant to said
          Section 12.06, on the date it becomes a Lender) such Lender is either organized under the laws of the United States or a State thereof or is entitled to submit either a Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or a Form 4224 (relating to all interest to be received by such Lender hereunder in respect of the Loans) and has delivered two copies of such form duly completed to each of the Agent and the Company.

                    5.07  Replacement of Certain Lenders.  If (a) any
                          ------------------------------
          Lender improperly declines to make any Loan required to be made by it hereunder, becomes the subject of an insolvency proceeding, requests compensation under Section 5.01 hereof or gives notice under Section 5.03 hereof suspending its obligation to make or maintain Eurodollar Loans hereunder and (b) no Default shall have occurred and be continuing, then the Company, upon not less than three Business Days' prior notice to such Lender (with a copy to the Agent), may require that such Lender assign (in which case such Lender shall assign as provided in Section 12.06 hereof) its Loan(s) and Commitment to one or more other Lenders, or another lender (reasonably acceptable to the Agent), specified by the Company in such notice that are willing to accept such assignment for an amount equal to the sum of the outstanding aggregate principal amount of such Lender's Loan(s) and unpaid interest


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
                                        - 34 -

          thereon accrued to the date of the consummation of such assignment (such assignment to be pursuant to documentation reasonably acceptable to the assigning Lender), provided that upon the consummation of such assignment the Company shall pay to such Lender (x) such amounts (if any) as are then owing to such Lender under this Section 5 (including, without limitation, amounts under Section 5.05 hereof, if any, that the Company would be required to pay to such Lender if the Loan(s) assigned by such Lender were being prepaid by the Company on the date of such consummation) and (y) all other amounts then owing by the Company hereunder to or for the account of such Lender.

                    Section 6.  Guarantee.
                                ---------

                    6.01  The Guarantee.  YPF hereby guarantees to each
                          -------------
          Lender and the Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to, and, without duplication, the Note held by each Lender of, the Company and all other amounts from time to time owing to the Lenders or the Agent by the Company under this Agreement and, without duplication, under the Notes and by the Company under any of the other Basic Documents, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed
                                                            ----------
          Obligations").  YPF hereby further agrees that if the Company
          -----------
          shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, YPF will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

                    6.02  Obligations Unconditional.  The obligations of
                          -------------------------
          YPF under Section 6.01 hereof are, to the fullest extent permitted by law, absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Company under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or any security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 6.02 that the obligations of YPF hereunder shall be absolute and unconditional under any and all circumstances (other than full and final payment of the Guaranteed Obligations). Without limiting the generality of the foregoing, it is agreed that, to the fullest


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
                                        - 35 -

          extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of YPF hereunder which shall remain absolute and unconditional as described above:

                       (i) at any time or from time to time, without notice to YPF, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended (subject to Section 12.04 hereof), or such performance or compliance shall be waived;

                      (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

                     (iii)  the maturity of any of the Guaranteed
               Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect (subject to Section 12.04 hereof), or any right under this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

                      (iv) any lien or security interest granted to, or in favor of, the Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

          YPF hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or any Lender exhaust any right, power or remedy or proceed against the Company under this Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations. YPF hereby also irrevocably waives any right contemplated by Articles 480 (second paragraph), 481 and 482 of the Argentine Commercial Code as well as any rights and powers contemplated by Articles 1990, 1994, 2012, 2015, 2017, 2018, 2020, 2021, 2022,
          2023, 2025, 2026, 2029, 2043, 2044, 2045, 2046, 2047, 2049 and
          2050 of the Argentine Civil Code.

                    6.03  Reinstatement.  The obligations of YPF under this
                          -------------
          Section 6 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy


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
                                        - 36 -

          or reorganization or otherwise and YPF agrees that it will indemnify the Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

                    6.04  Subrogation.  YPF hereby waives all rights of
                          -----------
          subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Bankruptcy Code) or otherwise by reason of any payment by it pursuant to the provisions of this Section 6 and further agrees with the Company for the benefit of each of its creditors (including, without limitation, each Lender and the Agent) that any such payment by it shall constitute a contribution of capital by YPF to the Company (or an investment in the equity capital of the Company by YPF).

                    6.05  Remedies.  YPF agrees that, as between YPF and
                          --------
          the Lenders, to the fullest extent permitted by law, the obligations of the Company under this Agreement and the Notes may be declared to be forthwith due and payable as provided in
          Section 10 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 10) for purposes of Section 6.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Company and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable by YPF for purposes of said
          Section 6.01.

                    6.06  Instrument for the Payment of Money.  To the
                          -----------------------------------
          fullest extent permitted by law, YPF hereby (a) acknowledges that the guarantee in this Section 6 constitutes an instrument for the payment of money, and (b) consents and agrees that any Lender or the Agent, at its sole option, in the event of a dispute by YPF in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

                    6.07  Continuing Guarantee.  The guarantee in this
                          --------------------
          Section 6 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.






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
                                        - 37 -

                    6.08  Taxes.  YPF covenants and agrees that:
                          -----

                    (a) All payments on account of the Guaranteed Obligations by YPF to the Agent and the Lenders, including, without limitation, amounts payable under paragraph (b) of this
          Section 6.08, shall be made in Dollars, free and clear of and without reduction by reason of any and all present and future income, stamp, excise, asset, value added and other taxes and levies, imposts, deductions, charges, compulsory loans and withholdings whatsoever imposed, assessed, levied or collected by Argentina or any political subdivision or taxing authority thereof or therein, together with interest thereon and penalties with respect thereto, if any, on or in respect of this Agreement, the Pledge Agreement, the Guaranteed Obligations, the registration, notarization or other formalization of any thereof, and any payments of principal, interest, charges, fees or other amounts made on, under or in respect thereof (hereinafter called "Argentine Taxes"), all of which will be paid by YPF, for its own
           ---------------
          account, prior to the date on which penalties attach thereto.

                    (b) YPF will indemnify the Agent and the Lenders against, and reimburse the Agent and the Lenders on demand for, any Argentine Taxes and any loss, liability, claim, or expense including interest, penalties, and legal fees which the Agent or the Lenders may incur at any time arising out of or in connection with any failure of YPF to make any payments of Argentine Taxes when due.

                    (c) To the extent that YPF is required by applicable law, decree or regulation to deduct or withhold Argentine Taxes from any amounts payable on, under or in respect of this Agreement, the Pledge Agreement or the Guaranteed Obligations, YPF shall pay the Agent and the Lenders in Dollars such additional amounts as may be required, after the deduction or withholding of Argentine Taxes, to enable the Agent and the Lenders to receive from YPF an amount equal to the amount stated to be payable in respect of this Agreement, the Pledge Agreement or the Guaranteed Obligations.

                    (d) YPF shall furnish to the Agent and the Lenders original tax receipts in respect of any withholding of Argentine Taxes required under this Section 6.08 within 30 days after the date of each payment of interest which is subject to any Argentine Taxes, and YPF shall promptly furnish to the Agent and the Lenders any other information, documents and receipts that the Agent and the Lenders may, in their sole discretion from time to time, require to establish to their satisfaction that full and timely payment has been made of all Argentine Taxes required to be paid under this Section 6.08.




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
                                        - 38 -

                    (e) YPF shall pay all present and future Argentine Taxes, including but not limited to stamp taxes, imposts, contributions, charges, deductions, withholdings, court taxes, duties and fees which are imposed, assessed, levied or collected in connection with the execution, delivery, registration, notarization, enforcement or any other act related thereto, of any of the Basic Documents and any documents related thereto, and shall, upon notice from the Agent or any Lender, reimburse the Agent or any Lender or its assigns for any such taxes, imposts, contributions, charges, deductions, duties and fees.

                    Section 7.  Conditions Precedent.
                                --------------------

                    7.01  Initial Loans.  The obligation of the Lenders to
                          -------------
          make the initial Loans to be made hereunder on the Initial Borrowing Date is subject to the prior or simultaneous satisfaction of the following conditions: (i) the aggregate principal amount of such Loans shall not exceed the amount specified in Section 2.01(a) hereof (and the Agent shall have received evidence thereof reasonably satisfactory to it) and
          (ii) the Agent shall have received the following documents or other evidence, all of such documents and evidence to be reasonably satisfactory to the Agent (or the Majority Lenders, to the extent specified below) in form and substance:

                    (a)  Corporate Documents.  The following documents,
                         -------------------
          each certified as indicated below:

                         (i) for YPF Acquisition, a copy of the charter, as in effect, certified as of a date reasonably close to the Initial Borrowing Date by the Secretary of State of Delaware, and a certificate from such Secretary of State dated as of a date reasonably close to the Initial Borrowing Date as to the good standing of and charter documents filed by, YPF Acquisition;

                        (ii) for YPF Acquisition, a certificate of the Secretary or an Assistant Secretary of YPF Acquisition, dated the Initial Borrowing Date and certifying
                    (A) that attached thereto is a true and complete copy of the by-laws of YPF Acquisition as amended and in effect at all times from the date on which the resolutions referred to in clause (B) below were adopted to and including the date of such certificate,
                    (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of YPF Acquisition authorizing the execution, delivery and performance of such of the Basic Documents to which it is or is intended to be a party (including the borrowings hereunder), and that such resolutions have not been modified, rescinded or amended and are in full


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
                                        - 39 -

                    force and effect, (C) that the charter documents of YPF Acquisition have not been amended since the date one day prior to the certification thereto furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer of YPF Acquisition executing such of the Basic Documents to which YPF Acquisition is or is intended to be a party and each other document to be delivered by YPF Acquisition from time to time in connection therewith (and the Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from YPF Acquisition);

                       (iii) for YPF Acquisition, a certificate of another officer of YPF Acquisition, dated the Initial Borrowing Date, as to the incumbency and specimen signature of the Secretary or Assistant Secretary, as the case may be, of YPF Acquisition; and

                        (iv)  for YPF, certified copies, dated the Initial
                    Borrowing Date, of the estatutos and other constitutive
                                           ---------
                    documents of YPF and of all corporate authority for YPF
                    (including, without limitation, board of director resolutions and evidence of the incumbency, including specimen signatures, of officers) with respect to the execution, delivery and performance of this Agreement and each other Basic Document to be executed and delivered by YPF from time to time in connection herewith and with the Loans hereunder (and the Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from
                    YPF).

                    (b)  Notes.  The Note for each Lender, duly completed
                         -----
          and executed for such Lender.

                    (c)  Opinions of Counsel to the Obligors.  Opinions,
                         -----------------------------------
          dated the Initial Borrowing Date, of (i) Andrews & Kurth L.L.P., special New York counsel to the Obligors, substantially in the form of Exhibit D-1 hereto and covering such other matters as the Agent or any Lender may reasonably request, and (ii) Marval, O'Farrell & Mairal, special Argentine counsel to the Obligors, substantially in the form of Exhibit D-2 hereto and covering such other matters as the Agent or any Lender may reasonably request (and each Obligor hereby instructs each such counsel to deliver such opinion to the Lenders and the Agent).

                    (d)  Opinion of Special New York Counsel to Chase;
                         ---------------------------------------------
          Opinion of Special Argentine Counsel to Chase.  Opinions, dated
          ---------------------------------------------
          the Initial Borrowing Date, of (i) Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase, substantially in the


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
                                        - 40 -

          form of Exhibit E-1 hereto and (ii) Perez Alati, Grondona, Benites, Arntsen & Martinez de Hoz (h), special Argentine counsel to Chase, substantially in the form of Exhibit E-2 hereto (and Chase hereby instructs each such counsel to deliver such opinion to the Lenders and the Agent).

                    (e)  Tender of Maxus Shares, Etc.  Evidence (which, in
                         ----------------------------
          the case of clause (i) below, shall be a certificate of a senior officer of YPF Acquisition and in the case of clauses (ii) and
          (iii) below shall be a certificate of a senior officer of Maxus) that (i) the Maxus Shares tendered (as well as the aggregate amount thereof) and to be purchased pursuant to the Offer to Purchase have been tendered to YPF Acquisition, with no restrictions to purchase imposed by applicable law, and have not been withdrawn and are available for purchase in accordance with the terms and conditions of the Offer to Purchase, (ii) all actions to be taken by the Board of Directors of Maxus as specified in the third sentence of Section 1.2 of the Merger Agreement have been taken (and that the determination, approval and recommendation of such Board referred to in clauses (a), (b) and (c) of such sentence have not been materially modified or amended or withdrawn, except for (x) any such modification or amendment described in the parenthetical phrase in clause (v)(g) of Section 14 of the Offer to Purchase and (y) any such modification, amendment or withdrawal approved by the Majority Lenders, such approval not to be unreasonably withheld) and
          (iii) the actions to be taken by Maxus as specified in the last sentence of Section 1.2 of the Merger Agreement have been taken.

                    (f)  Tender Offer Documents, Governmental Approvals,
                         -----------------------------------------------
          Etc.  (i) Copies (certified by a senior officer of
          ----
          YPF Acquisition) of all Tender Offer Documents (including the Offer to Purchase), (ii) a copy (certified by a senior officer of YPF Acquisition) of the Notification and Report Form in respect of the Acquisition furnished to the Department of Justice and the Federal Trade Commission pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (iii) a certificate of a senior officer of YPF Acquisition dated the Initial Borrowing Date certifying that the Minimum Share Condition (as such term is defined in the Offer to Purchase) and all of the other conditions precedent to the purchase of the Maxus Shares contained in the Offer to Purchase have been satisfied without any modification or waiver (except for any such modification or waiver approved by the Majority Lenders, such approval not to be unreasonably withheld) and that the Offer to Purchase has been duly authorized by YPF Acquisition, (iv) if and to the extent requested by the Agent, evidence (reasonably satisfactory to the Agent) that all necessary governmental and third party consents and approvals in connection with the Acquisition and the other transactions contemplated hereby have been obtained and remain in full force and effect without the imposition of any conditions on any


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
                                        - 41 -

          thereof (other than (x) any such conditions approved by the Majority Lenders, such approval not to be unreasonably withheld, and (y) any such governmental and third party consents and approvals that are required to be obtained in connection with the Merger but not prior to the date hereof (which approvals and consents the Obligors hereby represent they have no reason to believe will not be obtained on or prior to the date required to be obtained) and (v) if and to the extent requested by the Agent, evidence (reasonably satisfactory to the Agent) that all applicable waiting periods with respect to the Acquisition have expired without any action being taken by any competent authority that restricts, prevents or imposes materially adverse conditions upon the consummation of either the Tender Offer or the Merger.

                    (g)  Merger Agreement.  A certificate of Maxus dated
                         ----------------
          the Initial Borrowing Date certifying that, as of such date, none of the events specified in clause (v)(e) of Section 14 of the Offer to Purchase shall have occurred.

                    (h)  Other Acquisition Documents.  Copies (certified by
                         ---------------------------
          a senior officer of YPF Acquisition) of all other Acquisition Documents as in effect of the date hereof.

                    (i)  Equity Contribution to YPF Acquisition.  A
                         --------------------------------------
          certificate of a senior officer of YPF Acquisition that YPF Acquisition has received from YPF aggregate net cash proceeds of not less than $250,000,000 in respect of the issuance of the shares of common stock by YPF Acquisition to YPF and/or as additional paid in capital.

                    (j)  Maxus Shares.  A certificate of a senior officer
                         ------------
          of YPF certifying that none of YPF or any of its Subsidiaries (other than YPF Acquisition) owns any Maxus Shares.

                    (k)  Pledge Agreement.  The Pledge Agreement, duly
                         ----------------
          executed and delivered by YPF and the Agent, together with the certificate(s) representing all of the issued and outstanding shares of capital stock of YPF Acquisition accompanied by undated stock powers duly executed in blank.

                    (l)  Reserve Report, Projections, Etc.  A reserve
                         --------------------------------
          report with respect to all of the oil and natural gas assets of Midgard, Maxus Java and Maxus Sumatra prepared by Gaffney,
          Cline & Associates, Inc. dated March 10, 1995, as audited by Miller & Lents, Ltd. (the results of such audit being set forth in a letter dated March 23, 1995 from Miller & Lents, Ltd. (such letter to be in form and substance satisfactory to the Majority Lenders)) and projections prepared by Miller & Lents, Ltd. with respect to future cash and cash flows of Maxus, Midgard, Maxus Indonesia, Maxus Java and Maxus Sumatra.



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
                                        - 42 -

                    (m)  Process Agent Acceptance.  A process agent
                         ------------------------
          acceptance, duly executed and delivered by the Process Agent, in substantially the form of Exhibit H hereto.

                    (n)  Solvency of Maxus.  A written opinion of Houlihan
                         -----------------
          Lokey Howard & Zukin, Inc. demonstrating that, after giving effect to the Merger (and the performance of the terms and conditions of the Merger Agreement), the Loans hereunder in the full amount of the Commitments, the assumption by Maxus of YPF Acquisition's obligations hereunder and under the Notes provided for by the Assumption Agreement and the other transactions contemplated hereby to occur on or prior to the Merger Closing Date or in connection with the Merger: (i) the fair saleable value of the assets of Maxus exceeds the amount that will be required to be paid on or in respect of the debts and other liabilities (including contingent, unmatured and subordinated liabilities) of Maxus as they mature; (ii) Maxus does not have unreasonably small capital to carry out its business as conducted or as proposed to be conducted; and (iii) Maxus has not incurred debts beyond its ability to pay such debts as they mature (references to Maxus in clauses (i), (ii) and (iii) above being to Maxus on each of a stand-alone and a consolidated basis). Also, the Agent shall have received (x) a certificate of Maxus certifying (A) as to the conclusions specified in clauses (i),
          (ii) and (iii) above, (B) that Maxus does not intend to, and does not believe that it will, incur debts beyond its ability to pay such debts as they mature and (C) as to such other matters relating to the subject matter of the opinion referred to in the preceding sentence as the Agent may reasonably request.

                    (o)  Environmental Liabilities.  A certificate of a
                         -------------------------
          senior officer of Maxus as to the corporate structure of Midgard and its Subsidiaries in relation to Chemical Land Holdings, Inc. and environmental matters relating to Midgard.

                    (p)  Other Documents.  Such other documents as the
                         ---------------
          Agent or any Lender or special New York counsel to Chase reasonably request.

          The obligation of each Lender to make its Initial Loan hereunder is also subject to the payment by the Obligors of such fees as the Obligors shall have agreed to pay to any Lender, the Agent or Chase in connection herewith on or prior to the Initial Borrowing Date, including without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase and Perez Alati, Grondona, Benites, Arntsen & Martinez de Hoz (h), special Argentine counsel to Chase, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Basic Documents and the documents providing for or relating to the other Acquisition Financing Transactions and the making of the Loans hereunder and


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
                                        - 43 -

          thereunder (to the extent that statements for such fees and expenses have been delivered to the Obligors and, in the case of Milbank, Tweed, Hadley & McCloy, subject to the proviso in
          Section 12.03(a)(i) hereof).

                    7.02  Second Loans.  The obligation of the Lenders to
                          ------------
          make the Second Loans to be made hereunder on the Second Borrowing Date is subject to the prior or simultaneous satisfaction of the following conditions: (i) the aggregate principal amount of such Loans shall not exceed the amount specified in Section 2.01(b) hereof (and the Agent shall have received evidence thereof satisfactory to it) and (ii) the Agent shall have received the following documents, or other evidence, all of which shall be satisfactory to the Agent (or the Majority Lenders, to the extent specified below) in form and substance:

                    (a)  Assumption Agreement.  The Assumption Agreement,
                         --------------------
          duly executed and delivered by Maxus and the Agent.

                    (b)  Corporate Documents.  The following documents,
                         -------------------
          each certified as indicated below:

                    (i) the Articles of Merger relating to the merger of YPF Acquisition into Maxus as filed with the Secretary of State of Delaware certified as of the Second Borrowing Date by the Secretary or an Assistant Secretary of Maxus;

                   (ii) a certificate of the Secretary or an Assistant Secretary of Maxus dated the Second Borrowing Date certifying (A) that attached thereto is a true and complete copy of the Certificate of Incorporation and by-laws of Maxus, as amended and in effect on the Second Borrowing Date (prior to giving effect to the Merger), (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of Maxus authorizing the execution, delivery and performance of the Assumption Agreement and (C) as to the incumbency and specimen signature of each officer of Maxus that executed the Assumption Agreement (and the Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from Maxus to the contrary);

                 (iii) a certificate of another officer of Maxus, dated the Second Borrowing Date, as to the incumbency and specimen signature of the Secretary or an Assistant Secretary, as the case may be, of Maxus;

                  (iv) certificates of (A) the Secretary of State of Delaware dated the Second Borrowing Date as to the good standing of and charter documents filed by Maxus, Midgard, Maxus Indonesia, Maxus Java and Maxus Sumatra and (B) the


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
                                        - 44 -

               Secretary of State or other appropriate official of the States of Alabama, Arkansas, Georgia, Oklahoma and Texas, each dated the Second Borrowing Date, as to the good standing of, and authority to transact business of, Maxus in such States; and

                    (v) certificates of the Secretary of State or other appropriate official of the States of Texas and Oklahoma, each dated the Second Borrowing Date, as to the good standing of, and authority to transact business of, Midgard in such States.

                    (c)  Opinion of Counsel to the Obligors.  Opinions,
                         ----------------------------------
          dated the Second Borrowing Date, of (i) Andrews & Kurth L.L.P., special counsel to YPF and YPF Acquisition, substantially in the form of Exhibit D-4 hereto and covering such other matters as the Agent or any Lender may reasonably request, (ii) Jones, Day, Reavis & Pogue, special counsel to Maxus, substantially in the form of Exhibit D-5 hereto and covering such other matters as the Agent or any Lender may reasonably request and (iii) McCarter Middlebrook, Esq., Vice President and General Counsel of Maxus, substantially in the form of Exhibit D-5 hereto and covering such other matters as the Agent or any Lender may reasonably request (and each Obligor hereby instructs each such counsel to deliver such opinion to the Lenders and the Agent).

                    (d)  Opinion of Special New York Counsel to Chase.  An
                         --------------------------------------------
          opinion, dated the Second Borrowing Date, of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase, substantially in the form of Exhibit E-3 hereto (and Chase hereby instructs each such counsel to deliver such opinion to the Lenders and the Agent).

                    (e)  Merger.  Evidence (including a certificate of a
                         ------
          senior officer of YPF to the effect specified in the following clauses (i) and (ii)) that (i) all of the conditions precedent to the consummation of the Merger specified in the Merger Agreement have been satisfied without any modification or waiver (except for any such modification or waiver approved by the Majority Lenders, such approval not to be unreasonably withheld) and
          (ii) the Merger has been consummated with the effects specified in Sections 2.1.3 and 2.1.4 of the Merger Agreement; and certified copies of each document or instrument delivered by YPF, YPF Acquisition and Maxus and their respective Subsidiaries pursuant to or in connection with the Merger Agreement.

                    (f)  Governmental Approvals, Etc.  If and to the extent
                         ---------------------------
          requested by the Agent, evidence (reasonably satisfactory to the Agent) that the conditions precedent specified in
          Section 7.01(f)(iv) and (v) hereof continue to be satisfied.



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
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                    (g)  Solvency of Maxus.  A certificate of Maxus and a
                         -----------------
          written opinion of Houlihan Lokey Howard & Zukin, Inc. (or another firm of recognized national standing in the field of solvency valuation acceptable to the Majority Lenders), each dated the Merger Closing Date, confirming that as of such date no fact has come to its attention that would lead it to believe that the analysis and conclusions stated in the certificate or opinion (as the case may be) furnished pursuant to Section 7.01(n) hereof are not true and correct in all material respects.

                    (h)  Midgard Facility.  A credit agreement and other
                         ----------------
          documentation required by the Lenders for the extensions of credit contemplated to be made under the Midgard Facility shall be available for execution in form and substance satisfactory to the Lenders, the Agent, the Obligors and the Midgard Group.

                    (i)  Maxus Indonesia Facility.  A credit agreement,
                         ------------------------
          security agreement and other documentation required by the Lenders for the extensions of credit contemplated to be made under the Maxus Indonesia Facility shall be available for execution in form and substance satisfactory to the Lenders, the Agent, the Obligors and the Maxus Indonesia Group.

                    (j)  Other Documents.  Such other documents as the
                         ---------------
          Agent or any Lender or special New York counsel to Chase may reasonably request.

          The obligation of each Lender to make its Second Loan hereunder is also subject to the payment by the Obligors of such fees as the Obligors shall have agreed to pay to any Lender, the Agent or Chase in connection herewith on or prior to the Second Borrowing Date (other than any such fees and expenses paid by the Obligors on the Initial Borrowing Date), including without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase and Perez Alati, Grondona, Benites, Arntsen & Martinez de Hoz (h), special Argentine counsel to Chase, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Basic Documents and the documents providing for the other Acquisition Financing Transactions and the making of the Loans hereunder and thereunder (to the extent that statements for such fees and expenses have been delivered to the Obligors and, in the case of Milbank, Tweed, Hadley & McCloy, subject to the proviso in
          Section 12.03(a)(i) hereof).

                    7.03  Initial and Second Loans.  The obligation of the
                          ------------------------
          Lenders to make the Loans to be made on the occasion of each borrowing hereunder is subject to the further conditions precedent that:




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
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                    (a)  Litigation, Etc.  The Agent shall have received a
                         ---------------
          certificate of a senior officer of each Obligor satisfactory to the Agent, dated the date of such borrowing, certifying that (except as described in such certificate, in Schedule IV hereto or in such Obligor's SEC Reports or Maxus' SEC Reports) there exists: (i) no order, injunction or decree described in clause (v)(a) of Section 14 of the Offer to Purchase and no statute, rule, regulation or order described in clause (v)(b) of said Section 14; (ii) no pending or threatened action, suit, litigation or other proceedings by or before any court or governmental or regulatory authority relating to the Acquisition that seeks to enjoin or otherwise prohibit or in any way modify or otherwise affect the Tender Offer or the Merger or any of the Acquisition Financing Transactions; and (iii) no other action, suit, litigation or other proceedings pending or threatened with respect to YPF or Maxus or any of their respective Subsidiaries that, individually or in the aggregate, if adversely determined, could have a Material Adverse Effect. In addition, no order, injunction, decree, statute, rule or regulation referred to in clause (i) above shall prohibit the Tender Offer, the Merger or any of the Acquisition Financing Transactions. Such certificate may be stated to be to the knowledge of the Obligors with respect to proceedings referred to in the preceding sentence that are threatened (but not pending) or to which neither Obligor is a party.

                    (b)  Material Adverse Effect, Etc.  The Majority
                         -----------------------------
          Lenders shall not have determined that: (i) any changes in circumstances since December 31, 1994 (including, without limitation, any event specified in clauses (v)(a) through (h) of
          Section 14 of the Offer to Purchase and any matters described in the certificate delivered pursuant to Section 7.03(a) hereof in connection with such borrowing but excluding any proceedings referred to in clauses (ii) and (iii) of said Section 7.03(a) that are threatened but not pending) have had, or could reasonably be expected to have, (x) in the case of the initial borrowing hereunder, a Material Adverse Effect or (y) in the case of the second borrowing hereunder, a YPF Material Adverse Effect, a YPF Acquisition Material Adverse Effect or a Maxus Material Adverse Effect; (ii) any Relevant Information disclosed to or discovered by Chase or the other Lenders is materially adverse with respect to any of the matters referred to in the definition of Material Adverse Effect; or (iii) any Relevant Information furnished by or on behalf of the Obligors or, after the Initial Borrowing Date, Maxus, to Chase or any other Lender in writing (other than any thereof which, at the time furnished, either Obligor indicated in writing was inaccurate) that proves to have been inaccurate, incomplete or misleading at the time furnished is materially adverse with respect to either (x) the matters referred to in the definition of Material Adverse Effect taken as a whole or (y) any of such matters relating to any Refinancing


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
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          Subsidiary or any of its Subsidiaries or the Acquisition
          Financing Transaction to which such Refinancing Subsidiary is intended to be a party.

                    (c)  No Conflicting Agreements.  The Agent shall have
                         -------------------------
          received (i) a certificate of a senior officer of YPF satisfactory to the Agent in form and substance certifying that (and setting forth computations in reasonable detail demonstrating that), after giving effect to the borrowings hereunder, the Liens provided for by the Pledge Agreement and the other transactions contemplated hereby to occur in connection with the foregoing, YPF is in compliance with the provisions of
          (x) Section 4.7 of the Indenture dated February 2, 1994 between YPF and The Bank of New York, N.A., as trustee and
          (y) Section 1007 of the Indenture dated October 7, 1994 between YPF and The Bank of New York, N.A., as trustee, and (ii) a certificate of a senior officer of Maxus certifying that, after giving effect to such borrowings, the consummation of the Merger, the assumption provided for by the Assumption Agreement and the other transactions contemplated hereby to occur in connection with the foregoing, Maxus is in compliance with the provisions of each of the Maxus Public Debt Documents (and certifying calculations demonstrating compliance with Section 9.1 of the Indenture dated as of April 1, 1978 between Diamond Shamrock Corporation (as predecessor in interest to Maxus) and Mellon Bank, N.A., as trustee, as such Indenture has heretofore been modified and supplemented and in effect on the date hereof).

                    (d)  No Default, Etc.  Both immediately prior to such
                         ----------------
          borrowing and also after giving effect thereto and to the intended use of the proceeds thereof:

                    (i)  no Default shall have occurred and be continuing;
               and

                   (ii) the representations and warranties made by each Obligor in Section 8 hereof and in each other Basic Document to which such Obligor is a party, shall be true and complete in all material respects on and as of the date of such borrowing (and after giving effect thereto and, in the case of the borrowing on the Second Borrowing Date, to the Merger) with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

          and the Agent shall have received a certificate of a senior officer of YPF and, in the case of the second borrowing hereunder, Maxus, satisfactory to the Agent in form and substance to such effect.



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                    (e)  Cash held by Maxus.  The Agent shall have received
                         ------------------
          evidence satisfactory to it that Maxus holds cash and cash equivalents and other Permitted Maxus Investments in the amounts specified in Section 9.10 hereof.

                    Section 8.  Representations and Warranties.  Each
                                ------------------------------
          Obligor, with respect to Sections 8.01 through 8.14, and YPF, with respect to Section 8.15, represents and warrants to the Agent and the Lenders that:

                    8.01  Corporate Existence.  The Company:  (a) is a
                          -------------------
          corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could reasonably be expected to (either individually or in the aggregate) have a YPF Acquisition Material Adverse Effect or (prior to the Control Transfer Date, to the knowledge of the Obligors) a Maxus Material Adverse Effect.

                    8.02  Litigation.  Except as disclosed in Schedule IV
                          ----------
          hereto or in YPF's SEC Reports or Maxus' SEC Reports, there are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Obligors) threatened, against (a) YPF or any of its Subsidiaries, (b) (prior to the Control Transfer Date, to the knowledge of the Obligors) Maxus or any of its Subsidiaries or (c) (prior to the Control Transfer Date, to the knowledge of the Obligors with respect to proceedings to which neither Obligor is a party) relating to the Tender Offer, the Merger or the other transactions contemplated hereby (including, without limitation, any of the Acquisition Financing Transactions) which could reasonably be expected to be adversely determined and, if adversely determined, could (individually or in the aggregate) have a YPF Material Adverse Effect, YPF Acquisition Material Adverse Effect or (prior to the Control Transfer Date, to the knowledge of the Obligors), a Maxus Material Adverse Effect.

                    8.03  No Breach.
                          ---------

                    (a) None of the Tender Offer, the Merger, the Acquisition Financing Transactions and the other transactions contemplated hereby or by the other Transaction Documents (including, without limitation, the execution, delivery and performance of any of the Transaction Documents by the respective


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
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          parties thereto) will result in a breach of or require any modification, waiver or consent (other than any thereof already effected or obtained and certified copies of which have been furnished to the Agent and other than consents with respect to either of the Refinancing Facilities which are reasonably expected to be obtained at or prior to the initial loans thereunder) under, the charter or by-laws or equivalent documents of YPF or YPF Acquisition or (prior to the Control Transfer Date, to the knowledge of the Obligors) Maxus or any of Maxus' Subsidiaries or any agreement or instrument to which YPF or YPF Acquisition or (prior to the Control Transfer Date, to the knowledge of the Obligors) Maxus or any of Maxus' Subsidiaries is a party or by which any of such Persons or any of its Property is bound or to which it is subject, or constitute a default under, or require any of such Persons to prepay, purchase, redeem or otherwise acquire any Indebtedness or securities of or issued by such Person or any of its Subsidiaries under, any of such agreement or instrument, or (except for Liens referred to in the definition of Acquisition Financing Transactions) result in the creation or imposition of any Lien upon any Property of any of such Persons pursuant to the terms of any such agreement or instrument other than any such agreements and instruments evidencing, providing for or otherwise relating to Indebtedness and securities of YPF and its Subsidiaries (other than Maxus and its Subsidiaries) or Maxus and its Subsidiaries (other than the Refinancing Subsidiaries and their respective Subsidiaries) in an aggregate principal amount of (or, in the case of securities not evidencing Indebtedness that are required to be acquired as aforesaid, having an aggregate acquisition cost to YPF and its Subsidiaries or Maxus and its Subsidiaries, as the case may be) less than $5,000,000.

                    (b) None of the execution, delivery and performance of this Agreement and the other Basic Documents (including, without limitation, borrowings hereunder and the Liens provided for by the Basic Documents) will violate any requirements of applicable law or regulation or any order, writ, injunction or decree of any court or governmental or regulatory authority or agency ("Legal
                                                                    -----
          Requirements") other than any Legal Requirements the violation of
          ------------
          which, individually or in the aggregate, could not reasonably be expected to have a YPF Material Adverse Effect, a YPF Acquisition Material Adverse Effect or (prior to the Control Transfer Date, to the knowledge of the Obligors) a Maxus Material Adverse Effect.

                    (c) Except as specifically described in the Offer to Purchase or in Schedule VII hereto, none of the Tender Offer, the Merger and the other transactions contemplated by the Acquisition Documents (including, without limitation, the execution, delivery and performance of any of the Acquisition Documents by the respective parties thereto) will violate any Legal Requirements


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
                                        - 50 -

          applicable to YPF or YPF Acquisition or (prior to the Control Transfer Date, to the knowledge of the Obligors) Maxus or any of its Subsidiaries other than any Legal Requirements the violation of which, individually or in the aggregate, could not reasonably be expected to have a YPF Material Adverse Effect, a YPF Acquisition Material Adverse Effect or a Maxus Material Adverse Effect.

                    8.04  Action.  Each Obligor has all necessary corporate
                          ------
          power, authority and legal right to execute, deliver and perform its obligations under each of the Transaction Documents to which it is a party; the execution, delivery and performance by each Obligor of each of the Transaction Documents to which it is a party has been duly authorized by all necessary corporate action on its part (including, without limitation, any approvals of its shareholders); each of the Transaction Documents to which each of the Obligors is a party has been duly and validly executed and delivered by it; and each of this Agreement, the Offer to Purchase (in the case of YPF Acquisition) and the Merger Agreement constitutes, and each of the Notes and the other Transaction Documents to which each of the Obligors is or is intended to be a party when executed and delivered by it (in the case of the Notes, for value), will constitute, the legal, valid and binding obligation of such Obligor, enforceable against it in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                    8.05  Approvals.  No authorizations, approvals or
                          ---------
          consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by either Obligor of any of the Basic Documents to which it is a party or for the legality, validity or enforceability thereof, except for any thereof the failure of which to be obtained or effected could not, individually or in the aggregate, reasonably be expected to have a YPF Material Adverse Effect, a YPF Acquisition Material Adverse Effect or a Maxus Material Adverse Effect. Except as specifically described in the Acquisition Documents or in Schedule VII hereto, no authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery and performance by either Obligor or (prior to the Control Transfer Date, to the knowledge of the Obligors) Maxus of any of the Acquisition Documents, the Acquisition or for any of the other transactions contemplated thereby, except for


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
                                        - 51 -

          any thereof the failure of which to be obtained or effected could not, individually or in the aggregate, reasonably be expected to have a YPF Material Adverse Effect, a YPF Acquisition Material Adverse Effect or (prior to the Control Transfer Date, to the knowledge of the Obligors) a Maxus Material Adverse Effect.

                    8.06  Use of Credit.  Neither Obligor is engaged
                          -------------
          principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock. Neither the making of any of the Loans hereunder nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation G, U or X.

                    8.07  Investment Company Act.  Neither Obligor nor any
                          ----------------------
          of its Subsidiaries (including, without limitation, the Company) is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                    8.08  Public Utility Holding Company Act.  Neither
                          ----------------------------------
          Obligor nor any of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                    8.09  Certain Documents.  Prior to the date hereof, the
                          -----------------
          Obligors have furnished to the Agent and the Lenders true and complete copies of the following documents, each as in effect on such date: (a) the Acquisition Documents, (b) the YPF Debt Documents, (c) the Maxus Public Debt Documents, and (d) the Certificate of Incorporation of Maxus.

                    8.10  Capitalization of Company.  The authorized
                          -------------------------
          capital stock of YPF Acquisition consists, on the date hereof, of an aggregate of 155,000,000 shares of common stock, par value $.01 per share, of which 135,590,277 shares are duly and validly issued and outstanding, each of which shares is fully paid and nonassessable. As of the date hereof all of such issued and outstanding shares of common stock are owned beneficially and of record by YPF. As of the date hereof, there are no outstanding Equity Rights with respect to YPF Acquisition.

                    8.11  True and Complete Disclosure.  The information,
                          ----------------------------
          reports (including, without limitation, hydrocarbon engineering reports), financial statements, exhibits and schedules furnished in writing by or on behalf of the Obligors to the Agent or any Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Basic Documents or included herein or therein or delivered pursuant hereto, when taken as a whole and when considered with respect to each of the


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
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          Refinancing Subsidiaries and their respective Subsidiaries, to the actual knowledge of each Obligor, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.
          The Obligors have not delivered any information to the Agent or any Lender relating to general economic conditions in South America, and in particular, Argentina. All written information furnished after the date hereof by or on behalf of the Obligors to the Agent or the Lenders in connection with this Agreement and the other Basic Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to either Obligor that could reasonably be expected to have a YPF Material Adverse Effect, a YPF Acquisition Material Adverse Effect or a Maxus Material Adverse Effect that has not been disclosed herein, in the other Basic Documents or in the Acquisition Documents (including in each case the exhibits and schedules thereto) or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lenders for use in connection with the transactions contemplated hereby or thereby.

                    8.12  Pledge Agreement.  The Pledge Agreement creates,
                          ----------------
          as security for the Secured Obligations (as defined in the Pledge Agreement), a valid and enforceable first priority perfected pledge and security interest in and to all of the Pledged Stock (as defined in the Pledge Agreement) in favor of the Agent for the benefit of the Lenders, subject to no other Liens.

                    8.13  Special Purpose Corporation.  Prior to the Tender
                          ---------------------------
          Offer Closing Date, YPF Acquisition will have (a) no material assets other than the cash proceeds referred to in
          Section 7.01(i) hereof and Investments referred to in
          Section 9.08(b) hereof and its rights and interests under the Acquisition Documents to which it is a party and (b) no Indebtedness, and no material obligations other than its obligations under the Transaction Documents.

                    8.14  Transaction Costs.  The Transaction Costs,
                          -----------------
          exclusive of any payments (a) made by YPF or YPF Acquisition to former employees of Maxus with respect to so called "golden parachutes" and (b) made by YPF or YPF Acquisition with respect to the "poison pill" under the Certificate of Incorporation of Maxus, will not exceed $35,000,000.

                    8.15  YPF Representations.  YPF hereby represents and
                          -------------------
          warrants to the Agent and the Lenders that each of the representations and warranties set forth in Schedule I hereto are true and complete.


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
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                    Section 9.  Covenants of Obligors.  Each Obligor
                                ---------------------
          covenants and agrees with the Lenders and the Agent that, so long as any Commitment or Loan is outstanding and until payment in full of all amounts payable by the Company hereunder:

                    9.01  Financial Statements, Etc.  YPF shall deliver or
                          --------------------------
          cause to be delivered to the Agent (and the Agent shall deliver to each Lender) the following:

                    (a) on and after the Control Transfer Date (or prior thereto, if either Obligor has received the same), as soon as available and in any event within 45 days after the end of the first quarterly fiscal period of the 1995 fiscal year of Maxus,
          (i) consolidated statements of income, retained earnings and cash flows of (A) Maxus and its Subsidiaries and (B) Midgard and
          (ii) consolidated and consolidating statements of income, retained earnings and cash flows of Maxus Indonesia for such period and for the period from the beginning of such fiscal year to the end of such period, and the related (i) consolidated balance sheets of (A) Maxus and its Subsidiaries and (B) Midgard and (ii) consolidated and consolidating balance sheets of Maxus Indonesia, respectively as at the end of such period, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the corresponding periods in the preceding fiscal year (except that, (i) in the case of balance sheets, such comparison shall be to the last day of the prior fiscal year and (ii) comparative consolidating figures shall not be required for any period prior to the Merger Closing Date), accompanied by a certificate of a senior officer of Maxus, which certificate shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of Maxus and its Subsidiaries, Midgard and Maxus Indonesia, as the case may be, and said consolidating financial statements fairly present in all material respects the respective individual unconsolidated financial condition and results of operations of Maxus Indonesia and of each of its Subsidiaries, in each case in accordance with GAAP (subject to normal year-end audit adjustments);

                    (b) on and after the Control Transfer Date (or prior thereto, if either Obligor has received the same), promptly upon their becoming available, copies of all registration statements and regular periodic reports that Maxus shall have filed with the Commission or any national securities exchange;

                    (c) on and after the Control Transfer Date (or prior thereto, if either Obligor has received the same), promptly upon the mailing thereof to the holders of any class or classes of shares of capital stock of Maxus generally (other than solely to YPF as holder of outstanding common stock of Maxus) or to holders


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
                                        - 54 -

          of Indebtedness of Maxus under the Maxus Public Debt Documents generally, copies of all financial statements, reports and proxy statements so mailed (to the extent not delivered under paragraph (b) above);

                    (d) on and after the Control Transfer Date (or prior thereto, if either Obligor actually becomes aware thereof), as soon as possible, and in any event within ten days after Maxus knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of Maxus setting forth details respecting such event or condition and the action, if any, that Maxus or an ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to the PBGC by Maxus or an ERISA Affiliate with respect to such event or condition):

                    (i)  any reportable event, as defined in
               Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet
                                         --------
               the minimum funding standard of Section 412 of the Code or
               Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or
               Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with
               Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

                   (ii) the distribution under Section 4041(c) of ERISA of a notice of intent to terminate any Plan or any action taken by Maxus or an ERISA Affiliate to terminate any Plan;

                  (iii)  the institution by the PBGC of proceedings under
               Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by Maxus or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

                   (iv) the complete or partial withdrawal from a Multiemployer Plan by Maxus or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by Maxus or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to


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
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               Section 4241 or 4245 of ERISA or that it intends to
               terminate or has terminated under Section 4041A of ERISA;

                    (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against Maxus or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

                   (vi) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if Maxus or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections;

                    (e) promptly after either Obligor becomes aware thereof, notice of the occurrence of (i) any event specified in clauses (v)(a) through and including (v)(h) of Section 14 of the Offer to Purchase or (ii) any other event, condition or circumstance that (individually or in the aggregate) has resulted in or could reasonably be expected to result in any of the consequences referred to in subclauses (1) through (4) of clause (v)(a) of said Section 14 or has or could have a Material Adverse Effect.

                    (f) promptly after either Obligor knows or has reason to believe that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Obligors have taken or propose to take with respect thereto;

                    (g) On or prior to the date immediately preceding the Merger Closing Date, YPF shall cause each of Midgard, Maxus Indonesia, Maxus Java and Maxus Sumatra, to deliver pro forma financial statements (including a pro forma balance sheet dated March 31, 1995 giving effect to the Merger, the recapitalization and reorganization of certain Subsidiaries of Maxus contemplated to occur on or prior to the Merger Closing Date and any other transactions or events contemplated to occur on or before the Merger Closing Date (other than in the ordinary course of business) reflecting the pro forma financial condition, income, expenses and cash flow for each of Maxus, Midgard, Maxus Indonesia, Maxus Java and Maxus Sumatra (as at said date and for the period from the beginning of the respective fiscal year of each such Person to such date), such financial statements to be in form and substance satisfactory to the Majority Lenders (collectively, the "Refinancing Balance Sheets"), in each case,
                              --------------------------
          accompanied by a certificate of a senior financial officer of each such Person, which shall state that said financial statements fairly present in all material respects the respective


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
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          pro forma financial condition of such Person as at said date and for such period in accordance with GAAP; and

                    (h) from time to time such other information regarding the Acquisition or the condition (financial or otherwise), business, operations, assets or liabilities of any of YPF Acquisition and (prior to the Control Transfer Date, to the extent either Obligor shall have access to such information) Maxus and its Subsidiaries as any Lender or the Agent may reasonably request.

          YPF will furnish or cause to be furnished to the Agent, at the time financial statements are furnished pursuant to paragraph (a) above, a certificate of a senior officer of YPF (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Obligors have taken or propose to take with respect thereto) and
          (ii) setting forth in reasonable detail the computations necessary to determine whether the Obligors are in compliance with their obligations under Section 9.10 hereof (and under such of the other provisions of this Section 9 as the Agent may reasonably request) as of the end of the quarterly fiscal period covered by such statements.

                    9.02  Litigation; Etc.  YPF will give or cause to be
                          ----------------
          given to the Agent, promptly upon becoming aware thereof, notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of any of such proceedings, relating to or affecting (a) the Acquisition or any of the Acquisition Financing Transactions or (b) YPF, YPF Acquisition or Maxus or any of its Subsidiaries, except proceedings that, if adversely determined, could not (either individually or in the aggregate) reasonably be expected to have a YPF Material Adverse Effect, a YPF Acquisition Material Adverse Effect or (prior to the Control Transfer Date, to the knowledge of the Obligors) a Maxus Material Adverse Effect. In addition, YPF will give or cause to be given to the Agent and each Lender, promptly upon becoming aware that the holder of any note or of any other evidence of Indebtedness of Maxus or any of its Subsidiaries having, individually or in the aggregate, an outstanding principal balance of $1,000,000 has given notice or taken any other action with respect to a claimed default or event of default (or similar event), notice of such event and specifying the notice given or action taken by such holder and the nature of the claimed default or event of default (or similar event) and






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
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          any action being taken (or proposed to be taken) by YPF or Maxus to remedy the same.

                    9.03  Existence, Etc.  Prior to and on and after the
                          ---------------
          Control Transfer Date, YPF will cause YPF Acquisition, and on and after the Control Transfer Date, Maxus and each Material Subsidiary to:

                    (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises provided that: (i) subject to Sections 9.12 and 9.13 hereof,
          --------
          nothing in this Section 9.03(a) shall prohibit any transaction not prohibited by Sections 9.05, 9.12 or 9.13 hereof; and
          (ii) notwithstanding anything in this Section 9.03(a) or in
          Section 9.05 hereof or any other provision of this Agreement, any one or more members (whether one or more, a "Refinancing Party")
                                                       -----------------
          of the Midgard Group or the Maxus Indonesia Group (the "Related
                                                                  -------
          Group") may merge with or into, or consolidate with or sell,
          -----
          lease, transfer or otherwise dispose of all or substantially all its or their assets to, or engage in any joint venture or other transaction (otherwise hereby prohibited) with, any other Person or Persons (a "Permitted Transaction"), if (x) concurrently
                         ---------------------
          therewith the Obligors, or either of them, shall prepay a principal amount of the Loans equal to that which would have been refinanced by the Refinancing Facility to which such Refinancing Party (or one or more other members of the Related Group) is intended to be a party, together with all accrued interest thereon, and (y) such Permitted Transaction does not have and could not reasonably be expected to have a Maxus Material Adverse Effect (other than with respect to such Refinancing Party (and/or one or more of such other members of the Related Group) and/or such Refinancing Facility, including, without limitation, the income of any such Person);

                    (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could (either individually or in the aggregate) not reasonably be expected to have a Material Adverse Effect;

                    (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained to the extent required by GAAP;

                    (d) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted;


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                    (e)  keep adequate records and books of account, in
          which complete entries will be made in accordance with GAAP; and

                    (f) permit representatives of any Lender or the Agent, during normal business hours and at the expense of such Lender or the Agent (as the case may be), to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Agent (as the case may be).

                    9.04  Insurance.  On and after the Control Transfer
                          ---------
          Date, YPF will cause Maxus and each Material Subsidiary to maintain insurance with financially sound and reputable insurance companies or to self insure, and with respect to Property and risks of a character usually maintained by corporations engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such corporations.

                    9.05  Prohibition of Fundamental Changes.  (a)  On and
                          ----------------------------------
          after the Control Transfer Date, YPF will not permit any of Maxus and the Material Subsidiaries to enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), except for the Merger and except as described in Schedule VIII hereto.

                    (b) On and after the Control Transfer Date YPF will cause: (i) Maxus and each of its Subsidiaries to, conduct their respective businesses only in, and not take any action except in, the ordinary and usual course of business substantially consistent with past practice, (ii) except as described in
          Schedule VIII hereto, Maxus to preserve intact the business organization of Maxus and each of the Material Subsidiaries,
          (iii) Maxus and each of the Material Subsidiaries to use their respective reasonable best efforts to preserve the goodwill of Persons having business relationships with it or its Material Subsidiaries, (iv) except as described in Schedule VIII hereto, each of the Material Subsidiaries not to permit or propose any change or amendment to their respective certificates of incorporation or by-laws (or comparable governing instruments), except as may be required by law, (v) Maxus or any Subsidiary of Maxus not to authorize for issuance, issue, sell or deliver any shares of capital stock or any other securities of any of them (other than, in the case of Maxus, pursuant to Equity Rights with respect to Maxus outstanding on the date hereof (after giving effect to the transactions contemplated hereby and under the Acquisition Documents to occur on the Initial Borrowing Date)) or issue any securities convertible into or exchangeable for, or options, warrants to purchase, scrip, rights to subscribe for,


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          calls or commitments of any character whatsoever relating to, or enter into any contract with respect to the issuance of, any shares of capital stock or any other securities of any of them (other than Equity Rights with respect to Maxus outstanding on the date hereof (after giving effect to the transactions contemplated hereby and under the Acquisition Documents to occur on the Initial Borrowing Date)), purchase or otherwise acquire or enter into any contract with respect to the purchase or voting of shares of their capital stock, or adjust, split, combine or reclassify any of their capital stock or other securities, or make any other similar changes in their capital structures.

                    9.06  Limitation on Liens.  On and after the Control
                          -------------------
          Transfer Date, YPF will not permit Maxus or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except (subject to Sections 9.12 and 9.13 hereof):

                    (a)  Liens provided for by the Basic Documents;

                    (b)  Liens in existence on the Control Transfer Date;

                    (c) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if, unless the amount thereof is not material, adequate reserves with respect thereto are maintained on the books of Maxus and its Subsidiaries in accordance with GAAP;

                    (d)  carriers', warehousemen's, mechanics',
               materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under
               Section 10(h) hereof;

                    (e) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

                    (f) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                    (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions,


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               easements, licenses, restrictions on the use of Property or minor imperfections in title thereto that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of Maxus and its Subsidiaries;

                    (h) Liens on Property of any corporation that becomes a Subsidiary of Maxus after the date hereof, provided that such Liens are in existence at the time such corporation becomes a Subsidiary of Maxus and were not created in anticipation thereof;

                    (i) Liens upon real and/or tangible personal Property acquired after the date hereof (by purchase, construction or otherwise) by any of the Subsidiaries, each of which Liens either (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof or
               (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such Property; provided that (i) no such Lien shall extend
                              --------
               to or cover any Property of any such Subsidiary other than the Property so acquired and improvements thereon, (ii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 60% (except for Liens on crude oil to secure the Indebtedness to Caisse Nationale de Credit Agricole Geneva Branch permitted pursuant to Section 9.07(b) hereof) of the fair market value (as determined in good faith by a senior officer of Maxus) of such Property at the time it was acquired (by purchase, construction or otherwise) and (iii) no such Lien shall be incurred in connection with any Production Payment unless the Company, as promptly as reasonably practicable, and in any event within ten days after the creation of such Lien, provides the Agent with information concerning the Production Payment which gave rise to such Lien and delivers to the Agent, promptly upon request, such additional information concerning such Production Payment or such Lien as the Agent or any Lender may reasonably request;

                    (j) licenses, leases or subleases granted to others in the ordinary course of business not materially interfering with the conduct of the business of Maxus and its Subsidiaries taken as a whole;

                    (k) statutory and contractual landlords' liens under leases to which Maxus or any of its Subsidiaries is a party;





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                    (l)  any interest or title of a lessor, sublessor,
               licensee or licensor under any lease or license agreement permitted by this Agreement;

                    (m) Liens in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) held by such banking institutions incurred in the ordinary course of business and which are within the general parameters customary in the banking industry;

                    (n) Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs' duties in connection with the importation of goods;

                    (o) Liens for farm-in, farm-out, joint operating, area of mutual interest agreements or similar agreements entered into by Maxus or any of its Subsidiaries in the ordinary course of business which such Person determines in good faith to be necessary for or advantageous to the economic development of their Properties; provided that no such Liens
                                                --------
               shall be granted upon Property that has Proved Reserves exceeding 50% of the aggregate value of hydrocarbon reserves estimated to be contained in such Property;

                    (p) any extension, renewal or replacement of the foregoing, provided that the Liens permitted hereunder shall
                          --------
               not be spread to cover any additional Indebtedness or Property (other than a substitution of like Property); and

                    (q) Liens on Maxus Shares permitted by Section 9.12 hereof.

                    9.07  Indebtedness.  On and after the Control Transfer
                          ------------
          Date, YPF will not permit Maxus or any of its Subsidiaries to create, incur or suffer to exist any Indebtedness except (subject to Sections 9.12 and 9.13 hereof):

                    (a) Indebtedness to the Lenders hereunder and Indebtedness under the Refinancing Facilities; and

                    (b) Indebtedness incurred in the ordinary course of business and consistent with past practices (including, without limitation, Indebtedness of Maxus, Maxus Energy Trading Company, Maxus Sumatra and Maxus Java to Caisse Nationale de Credit Agricole Geneva Branch under a certain letter agreement dated January 11, 1994 between such Persons in an amount up to but not exceeding $28,000,000 at any one time outstanding).

                    9.08  Investments.  On and after the Control Transfer
                          -----------
          Date, YPF will not permit Maxus or any of the Material


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          Subsidiaries to make or permit to remain outstanding any
          Investments except (subject to Sections 9.12 and 9.13 hereof):

                    (a)  Investments outstanding on the Control Transfer
               Date; and

                    (b) additional Investments made in the ordinary course of business and consistent with past practices.

                    9.09  Dividend Payments.  On and after the Control
                          -----------------
          Transfer Date, YPF will not permit Maxus to declare or make any Dividend Payment at any time other than regularly scheduled Dividend Payments made by Maxus in respect of Maxus Preferred Shares. Subject to Sections 9.12 and 9.13 hereof, nothing herein shall be deemed to prohibit Dividend Payments to any Relevant Subsidiary by any other Relevant Subsidiary that is a Subsidiary of such Relevant Subsidiary.

                    9.10  Maxus Cash.  On and after the Control Transfer
                          ----------
          Date, YPF will not permit (a) the aggregate amount of cash and cash equivalents and other Permitted Maxus Investments of Maxus and its Subsidiaries to be less than $160,000,000 at any time and
          (b) the aggregate amount of Unrestricted cash and cash equivalents and other Permitted Maxus Investments of Maxus and its consolidated Subsidiaries to be less than $134,000,000 (or such lesser amount as shall be equal to the principal of the Loans, interest thereon and other amounts at the time of the determination thereof are estimated in reasonably good faith by Maxus to be paid by Maxus to the Agent and the Lenders hereunder on the Maturity Date other than from (i) the proceeds of the loans contemplated to be made under the Refinancing Facilities and (ii) any proceeds from any transaction permitted pursuant to the proviso at the end of Section 9.03(a) hereof). As used in this Section 9.10, "Unrestricted" shall mean, when used with respect to cash, cash equivalents and other Permitted Maxus Investments, that any of the foregoing is subject to no restrictions on the use thereof by Maxus and its Subsidiaries pursuant to any agreement or understanding with any other Person nor is set aside for nor dedicated to, any particular uses other than the payment of the principal of Loans, interest thereon and other amounts payable hereunder to the Agent and the Lenders on the Maturity Date.

                    9.11  Ownership of Refinancing Subsidiaries.  On and
                          -------------------------------------
          after the Control Transfer Date, YPF shall, and shall cause the Company to, take such action from time to time as shall be necessary to ensure that each of the Refinancing Subsidiaries and its Subsidiaries is a Wholly-Owned Subsidiary of Maxus at all times.




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                    9.12  Special Covenants relating to YPF Acquisition
                          ---------------------------------------------
          Prior to Merger.  Notwithstanding anything contained in this
          ---------------
          Agreement to the contrary, YPF Acquisition will not, prior to the consummation of the Merger: (a) incur, assume or have outstanding any Indebtedness or other liabilities or obligations except for Indebtedness and other liabilities and obligations under the Basic Documents and liabilities or obligations not constituting Indebtedness which are incurred under or in connection with the Acquisition Documents, the Tender Offer or the Merger and the other transactions contemplated hereby;
          (b) sell or otherwise dispose of any Maxus Shares except for any such disposition for cash in Dollars at a price at least equal to the fair market value thereof, provided that YPF Acquisition shall pay the proceeds thereof to the Agent for credit to the collateral account referred to in the last sentence of this
          Section 9.12; (c) incur, assume or suffer to exist any Liens on its Property other than Liens on Maxus Shares; (d) make any Investment other than in Maxus Shares and in Investments in operating deposit accounts with money center banks located in the United States and Permitted Investments; (e) make any Dividend Payment; (f) engage in any business or transactions other than those associated with the Tender Offer, the Merger, borrowings hereunder and the other transactions contemplated hereby; or
          (g) merge or consolidate with any other entity except with Maxus pursuant to the Merger Agreement. All proceeds of dispositions of Maxus Shares permitted by clause (b) above paid to the Agent as provided in said clause (b) shall be credited by the Agent to a collateral account maintained by YPF Acquisition at the Principal Office and held by the Agent (together with the Permitted Investments referred to below) in pledge as security for the payment and performance by YPF Acquisition when due of its obligations hereunder and under the Notes (with the balance in such account to be invested and reinvested by the Agent in Permitted Investments (to be held in such account) specified by YPF Acquisition or, if an Event of Default has occurred and is continuing, by the Agent), all on terms and conditions, and pursuant to agreements executed and delivered by YPF Acquisition and the Agent, reasonably satisfactory to the Agent (and, YPF Acquisition agrees to execute and deliver such agreements to the Agent upon the request of the Agent).

                    9.13  Special Covenants relating to Midgard Group and
                          -----------------------------------------------
          the Maxus Indonesia Group and their Subsidiaries.
          ------------------------------------------------
          Notwithstanding anything contained in this Agreement to the contrary (other than Section 9.03(a)(ii) hereof), on and after the Control Transfer Date, YPF will not permit any member of the Midgard Group or the Maxus Indonesia Group to enter into any of the following transactions with any Relevant Subsidiary that is not a member of such Group (a "Non-Member Subsidiary"):
                                         ---------------------




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                    (a)  any merger or consolidation with any Non-Member
               Subsidiary;

                    (b) any disposition of any Property to, or any acquisition of Property from, any Non-Member Subsidiary except in the ordinary course of business, provided that the monetary or business consideration arising therefrom is substantially as favorable to such member as the monetary or business consideration that would obtain in a comparable transaction with a Person other than an Affiliate of such member;

                    (c) create any Lien on any of its Property to secure any Indebtedness or other obligation to a Non-Member Subsidiary;

                    (d) incur, create or assume any Indebtedness to any Non-Member Subsidiary or purchase, redeem, retire or otherwise acquire, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any of its Indebtedness to any Non-Member Subsidiary (other than any such payment or prepayment made with the proceeds of loans made under the Refinancing Facilities to provide funds to Maxus to pay or prepay the Loans);

                    (e) make any advance to or other Investments in any Non-Member Subsidiary; and

                    (f)  make any Dividend Payments to any Non-Member
               Subsidiary;

          other than, in the case of clauses (d), (e) and (f) above, in the ordinary course of business, in a manner consistent with prudent business practices.

                    Notwithstanding the foregoing, on and after the Control Transfer Date, YPF may and shall cause the Maxus Indonesia Group and the Midgard Group to engage in such transactions with Non-Member Subsidiaries as are reasonably required in order for each of Midgard, Java and Sumatra to be able to deliver the Refinancing Balance Sheets at the time required pursuant to
          Section 9.01(g) hereof; provided that each of Midgard, Java and
                                  --------
          Sumatra shall at all times operate their respective businesses in a manner consistent with prudent business practices.

                    9.14  Payments of Maxus Indebtedness.  On and after the
                          ------------------------------
          Control Transfer Date, YPF will not permit Maxus or any of its Material Subsidiaries to purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption,


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          retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Indebtedness of Maxus or any Subsidiary of Maxus (other than Indebtedness hereunder and (subject to Section 9.13 hereof) Indebtedness owed by any such Subsidiary to Maxus), except for regularly scheduled payments or prepayments of principal and interest and other amounts in respect thereof required pursuant to the instruments evidencing such Indebtedness.

                    9.15  Lines of Business.  On and after the Control
                          -----------------
          Transfer Date, YPF will not permit Maxus or any of the Material Subsidiaries to engage to any substantial extent in any line or lines of business activity other than the acquisition, exploration, development, production, processing, marketing, gathering and sale of hydrocarbons to the extent Maxus and its Subsidiaries are engaged in such activities on the date hereof.

                    9.16  Transactions with YPF Affiliates.  Except as
                          --------------------------------
          contemplated by the Transaction Documents, YPF will not permit any of Maxus and its Subsidiaries to, directly or indirectly:
          (a) make any Investment in a YPF Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any Property to a
          YPF Affiliate; (c) merge into or consolidate with or purchase or acquire Property from a YPF Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of a YPF Affiliate; provided that (x) any YPF Affiliate who is an
                              --------
          individual may serve as a director, officer or employee of any of Maxus and its Subsidiaries and receive reasonable compensation for his or her services in such capacity and (y) any of Maxus and its Subsidiaries may enter into transactions (other than Investments by any of Maxus and its Subsidiaries in a YPF Affiliate) if the monetary or business consideration arising therefrom would be substantially as advantageous to such Person as the monetary or business consideration that would obtain in a comparable transaction with a Person not a YPF Affiliate.

                    9.17  Use of Proceeds.  YPF Acquisition will use the
                          ---------------
          proceeds of the Loans hereunder solely to consummate the Acquisition and to pay Transaction Costs (in compliance with all applicable legal and regulatory requirements, including, without limitation, Regulations U and X and the Securities Act of 1933, as amended and the Securities Act of 1934, as amended, and the regulations thereunder).

                    9.18  Modifications of Certain Documents.
                          ----------------------------------

                    (a) Neither Obligor will agree or consent to any modification, supplement or waiver of any of the provisions of any of the Maxus Public Debt Documents (other than (x) any thereof that is not adverse to the interests of YPF, Maxus or the


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
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          Lenders and (y) any amendment thereof to facilitate the Guarantee by YPF of the Indebtedness of Maxus thereunder so long as such amendment is to exclude YPF from the definition of "obligor" thereunder) or the Acquisition Documents or, following the Initial Borrowing Date, terminate the Merger Agreement without the prior consent of the Majority Lenders. YPF will furnish or cause to be furnished to the Agent a copy of each such modification, supplement or waiver promptly after the execution and delivery thereof.

                    (b) Except as set forth on Schedule VIII hereto, YPF will not take any action to modify or supplement the Certificate of Incorporation of Maxus after the Merger Closing Date (other than modifications that do not materially and adversely affect the interests of Maxus or adversely affect the interest of the Lenders), without the prior consent of the Majority Lenders; provided that, after the Control Transfer Date, YPF will not take
          --------
          any action to modify or supplement any provision of the Certificate of Incorporation of Maxus relating to the Maxus Preferred Shares other than the amendments and waivers contemplated in Section 2C of the letter agreement dated
          February 28, 1995 between Maxus and The Prudential Insurance Company of America as in effect on the date hereof.

                    9.19  Consummation of the Merger.  The Obligors will
                          --------------------------
          cause the Merger to be consummated, and the Control Transfer Date to occur, as promptly as practicable after the Tender Offer Closing Date, but not later than June 12, 1995.

                    9.20  Ownership of YPF Acquisition and Maxus.  YPF
                          --------------------------------------
          will: (a) at all times prior to the consummation of the Merger cause (i) YPF Acquisition to be a Wholly Owned Subsidiary of YPF and (ii) any Maxus Shares owned by any of YPF and its Subsidiaries to be owned only by YPF Acquisition; and (b) at all times following the consummation of the Merger, own all Maxus Shares except for Excluded Maxus Shares. YPF will not own, and will not permit any of its Subsidiaries to own, at any time, any shares of capital stock of Maxus other than Maxus Shares.

                    9.21  Other Covenants of YPF.  YPF will comply with the
                          ----------------------
          covenants set forth in Schedule II hereto.

                    Section 10.  Events of Default.  If one or more of the
                                 -----------------
          following events (herein called "Events of Default") shall occur
                                           -----------------
          and be continuing:

                    (a) The Company shall default in the payment when due (whether at stated maturity or upon optional or mandatory repayment or prepayment or otherwise) of any principal of or interest on any Loan, any fee or any other amount payable by it hereunder or under any other Basic Document, provided that any


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
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          such default in the payment of such interest, fees or other amounts (other than principal of Loans) shall have continued unremedied for more than two Business Days; or

                    (b) Any of YPF Acquisition or Maxus or any Material Subsidiary shall default in the payment when due of any principal of or interest on any of its other Indebtedness (or amounts payable under any Interest Rate Protection Agreements or Commodity Hedging Agreements) aggregating $5,000,000 or more; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or to have the interest rate thereon reset to a level so that securities evidencing such Indebtedness trade at a level specified in relation to the par value thereof or, in the case of an Interest Rate Protection Agreement or Commodity Hedging Agreement, to permit payments owing under such Interest Rate Protection Agreement or Commodity Hedging Agreement, as the case may be, to be liquidated; or

                    (c) Any representation, warranty or certification made or deemed made herein or in any other Transaction Document (or in any modification or supplement hereto or thereto) by or on behalf of YPF Acquisition or Maxus or any of the Refinancing Subsidiaries and their respective Subsidiaries or YPF, or any certificate furnished to any Lender or the Agent pursuant to the provisions hereof or thereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

                    (d) Either Obligor shall default in the performance of any of its obligations under any of Sections 9.01(f), 9.05 through and including 9.21 hereof; or either Obligor shall default in the performance of any of its other obligations in this Agreement or any other Basic Document and such default shall continue unremedied for a period of 30 or more days after notice thereof to the Company by the Agent or any Lender (through the Agent); or

                    (e) Any of YPF Acquisition, Maxus or any Material Subsidiary (collectively, the "Relevant Parties") shall admit in
                                         ----------------
          writing its inability to, or be generally unable to, pay its debts as such debts become due; or

                    (f) Any Relevant Party shall (i) apply for or consent to the appointment of, or the taking of possession by, a


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
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          receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (iv) take any corporate action for the purpose of effecting any of the foregoing or (v) do the equivalent of any of the foregoing under any foreign laws; or

                    (g) A proceeding or case shall be commenced, without the application or consent of the Relevant Party who is the subject thereof, in any court of competent jurisdiction, seeking
          (i) the reorganization, liquidation, dissolution, arrangement or winding-up of such Relevant Party, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of such Relevant Party or of all or any substantial part of its Property,
          (iii) similar relief in respect of such Relevant Party under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days or (iv) the equivalent of any of the foregoing under any foreign laws; or

                    (h) A final judgment or order for the payment of money shall be entered against any Relevant Party (A) which, within 30 days after the entry thereof, has not been discharged or execution thereof has not been stayed pending appeal or (B) as to which any enforcement proceeding shall have been commenced (and not stayed) by any creditor thereon and (ii) the aggregate amount of all such final judgments or orders meeting the criteria set forth in A or B of clause (i) exceeds $10,000,000 (net of insurance coverage as to which the insurer has acknowledged coverage); or

                    (i) At any time, on and after the Control Transfer Date, an event or condition specified in Section 9.01(d) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or in the reasonable opinion of the Majority Lenders is reasonably likely to incur a liability to a Plan, a Multiemployer Plan or the PBGC (or any combination of the foregoing) that, in the determination of the Majority Lenders, has or could reasonably be expected to have (either individually or in the aggregate) a Maxus Material Adverse Effect; or




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                    (j)  Any of the Liens created by the Pledge Agreement
          (on and after the execution and delivery thereof) shall at any time not constitute a valid and perfected Lien on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Agent, free and clear of all other Liens except as a result of any action taken by the Agent or the Lenders, or the Pledge Agreement shall for any reason (other than any such action or the termination of the Pledge Agreement in accordance with its terms) be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by either Obligor; or

                    (k) any event set forth in Schedule III hereto shall occur;

          THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 10 hereto with respect to the Company, the Agent may and, upon request of the Majority Lenders, will, by notice to the Company, terminate the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Obligors hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor; and (2) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this Section 10 hereto with respect to the Company, the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Obligors hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by each Obligor.

                    Section 11.  The Agent.
                                 ---------

                    11.01  Appointment, Powers and Immunities.  Each Lender
                           ----------------------------------
          hereby appoints and authorizes the Agent to act as its agent hereunder and under the other Basic Documents with such powers as are specifically delegated to the Agent by the terms of this Agreement and of the other Basic Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 11.05 and the first sentence of Section 11.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents):


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                    (a)  shall have no duties or responsibilities except
               those expressly set forth in this Agreement and in the other Basic Documents, and shall not by reason of this Agreement or any other Basic Document be a trustee for any Lender;

                    (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Basic Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Basic Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other Basic Document or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person to perform any of its obligations hereunder or thereunder;

                    (c) shall not, except to the extent expressly instructed by the Majority Lenders with respect to collateral security under the Pledge Agreement, be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Basic Document; and

                    (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Basic Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct.

          The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Agent may deem and treat the payee of a Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Agent, together with the consent of the Company to such assignment or transfer (to the extent provided in Section 12.06(b) hereof).

                    11.02  Reliance by Agent.  The Agent shall be entitled
                           -----------------
          to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or any other Basic Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting,


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
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          hereunder or thereunder in accordance with instructions given by the Majority Lenders, and such instructions of the Majority Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

                    11.03  Defaults.  The Agent shall not be deemed to have
                           --------
          knowledge or notice of the occurrence of a Default unless the Agent has received notice from a Lender or either of the Obligors specifying such Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall (subject to
          Section 11.07 hereof) take such action with respect to such Default as shall be directed by the Majority Lenders, provided
                                                                --------
          that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Lenders or all of the Lenders.

                    11.04  Rights as a Lender.  With respect to its
                           ------------------
          Commitment and the Loans made by it, Chase (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Chase (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with any of YPF and Maxus and their respective Subsidiaries or Affiliates) as if it were not acting as the Agent, and Chase (and any such successor) and its affiliates may accept fees and other consideration from any of such Persons for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

                    11.05  Indemnification.  The Lenders agree to indemnify
                           ---------------
          the Agent (to the extent not reimbursed under Section 12.03 hereof, but without limiting the obligations of the Company under said Section 12.03) ratably in accordance with the aggregate principal amount of the Loans held by the Lenders (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted


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
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          against the Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Basic Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Company is obligated to pay under Section 12.03 hereof, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided
                                                                  --------
          that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

                    11.06  Non-Reliance on Agent and Other Lenders.  Each
                           ---------------------------------------
          Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of YPF and Maxus and their respective Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Basic Document. The Agent shall not be required to keep itself informed as to the performance or observance by either Obligor of this Agreement or any of the other Basic Documents or any other document referred to or provided for herein or therein or to inspect the Properties or books of any of YPF and Maxus and their respective Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder or under the Pledge Agreement, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of any of YPF and Maxus and their respective Subsidiaries (or any of their affiliates) that may come into the possession of the Agent or any of its affiliates.

                    11.07  Failure to Act.  Except for action expressly
                           --------------
          required of the Agent hereunder and under the other Basic Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 11.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.




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
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                    11.08  Resignation or Removal of Agent.  Subject to the
                           -------------------------------
          appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Company, and the Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, that shall be a bank that has an office in New York, New York with a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this
          Section 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

                    11.09  Consents under Other Basic Documents.  Except as
                           ------------------------------------
          otherwise provided in Section 12.04 hereof with respect to this Agreement, the Agent may, with the prior consent of the Majority Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Basic Documents, provided
                                                                 --------
          that, without the prior consent of each Lender, the Agent shall not (except as provided herein or in the Pledge Agreement) release any collateral or otherwise terminate any Lien under any Basic Document providing for collateral security, or agree to additional obligations being secured by such collateral security (unless the Lien for such additional obligations shall be junior to the Lien in favor of the other obligations secured by such Basic Document), except that no such consent shall be required, and the Agent is hereby authorized, to release any Lien covering Property that is the subject of a disposition of Property permitted hereunder or to which the Majority Lenders have consented.

                    Section 12.  Miscellaneous.
                                 -------------

                    12.01  Waiver.  No failure on the part of the Agent or
                           ------
          any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right,


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
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          power or privilege.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                    12.02  Notices.  All notices, requests and other
                           -------
          communications provided for herein and under the Pledge Agreement (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof (below the name of the Company, in the case of YPF); or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

                    12.03  Expenses, Etc.  The Company agrees to pay or
                           --------------
          reimburse each of the Lenders and the Agent (without duplication) for: (a) all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, special New York counsel to Chase, and Perez Alati, Grondona, Benites, Arntsen & Martinez de Hoz (h), special Argentine counsel to Chase) in connection with (i) the negotiation, preparation, execution, delivery of this Agreement and the other Basic Documents, the review of the other Transaction Documents and the making and syndication of the Loans hereunder and related matters (provided
                                                                  --------
          that such fees and expenses of Milbank do not exceed the budgeted amounts indicated by Milbank, without the prior approval of YPF) and (ii) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement or any of the other Transaction Documents (whether or not consummated);
          (b) all reasonable out-of-pocket costs and expenses of the Lenders and the Agent (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with
          (i) any Event of Default and any enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of participation in or other involvement with
          (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 12.03; and (c) without limiting the obligations of YPF under Section 6.08 hereof, and without duplication of any amounts payable by the Company under
          Section 5.06 hereof, all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the


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
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          other Basic Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Basic Document or any other document referred to therein; provided that, if and only if YPF shall have indefeasibly paid in full to the Agent and the Lenders any amounts payable by it under
          Section 6.08 hereof and by the Company under this clause (c), the Company shall not be obligated to pay such amounts under this clause (c) to the Agent and the Lenders.

                    The Company hereby agrees to indemnify the Agent and each Lender and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them (including, without limitation, any and all losses, liabilities, claims, damages or expenses incurred by the Agent to any Lender, whether or not the Agent or any Lender is a party thereto) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the Loans hereunder or any actual or proposed use by the Company or any of its Subsidiaries of the proceeds of any of the Loans hereunder or any of the other transactions contemplated hereby or by any of the other Transactions Documents, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

                    12.04  Amendments, Etc.  Except as otherwise expressly
                           ----------------
          provided in this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Company, YPF, the Agent and the Majority Lenders, or by the Company, YPF and the Agent acting with the consent of the Majority Lenders, and any provision of this Agreement may be waived by the Majority Lenders or by the Agent acting with the consent of the Majority Lenders; provided that: (a) no
                                           --------
          modification, supplement or waiver shall, unless by an instrument signed by all of the Lenders or by the Agent acting with the consent of all of the Lenders: (i) increase, or extend the term of the Commitments, or extend the time or waive any requirement for the reduction or termination of the Commitments, (ii) extend the date fixed for the payment of principal of or interest on any Loan or any fee hereunder, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest or any fee is payable hereunder, (v) alter the rights or obligations of the Company to prepay Loans, (vi) alter the terms of this
          Section 12.04, (vii) modify the definition of the term "Majority


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
                                        - 76 -

          Lenders" or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, or
          (viii) waive any of the conditions precedent set forth in
          Section 7 hereof; and (b) any modification or supplement of
          Section 11 hereof shall require the consent of the Agent.

                    12.05  Successors and Assigns.  This Agreement shall be
                           ----------------------
          binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                    12.06  Assignments and Participations.
                           ------------------------------

                    (a) Neither Obligor may assign any of its rights or obligations hereunder or under the Notes without the prior consent of all of the Lenders and the Agent.

                    (b) Each Lender may (and each Lender shall, if required pursuant to Section 5.07 hereof) assign any of its Loans, its Note, and its Commitment with the consent of each of the Company and the Agent (provided that no such consent of the
                                     --------
          Company shall be required if an Event of Default shall have occurred and be continuing and no such consent of either the Company or the Agent shall be unreasonably withheld or delayed); provided that
          --------

                    (i) no such consent by the Company or the Agent shall be required in the case of any assignment to another Lender;

                    (ii) except to the extent the Company and the Agent shall otherwise consent, any such partial assignment (other than to another Lender) shall be in an amount at least equal to $5,000,000;

                    (iii) each such assignment by a Lender of its Loans, Note or Commitment shall be made in such manner so that the same portion of its Loans, Note and Commitment is assigned to the respective assignee; and

                    (iv) upon each such assignment, the assignor and assignee shall deliver to the Company and the Agent a Notice of Assignment in the form of Exhibit G hereto.

          Upon execution and delivery by the assignor and the assignee to the Company and the Agent of such Notice of Assignment, and upon consent thereto by the Company and the Agent to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise consented to by the Company and the Agent), the obligations, rights and benefits of a Lender hereunder holding the Commitment and Loans (or portions thereof) assigned to it and specified in such Notice of Assignment (in


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
                                        - 77 -

          addition to the Commitment and Loans, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent of such assignment, be released from the Commitment (or portion thereof) so assigned. Upon each such assignment the assigning Lender shall pay the Agent an assignment fee of $3,000.

                    (c) A Lender may sell or agree to sell to one or more other Persons a participation in all or any part of any Loans held by it, or in its Commitment, in which event each purchaser of a participation (a "Participant") shall be entitled to the
                                 -----------
          rights and benefits of the provisions of Section 9.01(h) hereof with respect to its participation in such Loans and Commitment as if (and the Company shall be directly obligated to such Participant under such provisions as if) such Participant were a "Lender" for purposes of said Section, but, except as otherwise provided in Section 4.07(c) hereof, shall not have any other rights or benefits under this Agreement or any Note or any other Basic Document (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in favor of the Participant). All amounts payable by the Company to any Lender under Section 5 hereof and Section 12.03 hereof in respect of Loans held by it, and its Commitment, shall be determined as if such Lender had not sold or agreed to sell any participations in such Loans and Commitment, and as if such Lender were funding such Loans and Commitment in the same way that it is funding the portion of such Loans and Commitment in which no participations have been sold. In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Basic Document except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of such Lender's Commitment,
          (ii) extend the date fixed for the payment of principal of or interest on the related Loan or Loans or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee, (v) alter the rights or obligations of the Company to prepay the related Loans or
          (vi) consent to any modification, supplement or waiver hereof or of any of the other Basic Documents to the extent that the same, under Section 11.09 or 12.04 hereof, requires the consent of each Lender.

                    (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 12.06, any Lender may (without notice to or the consent of the Company, the Agent or any other Lender and without payment of any fee)


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          (i) assign and pledge all or any portion of its Loans and its
          Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank and (ii) assign all or any portion of its rights under this Agreement and its Loans and its Note to an affiliate. No such assignment shall release the assigning Lender from its obligations hereunder.

                    (e) A Lender may furnish any information concerning YPF or Maxus or any of their respective Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 12.16 hereof.

                    (f) Anything in this Section 12.06 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Company or any of its Affiliates or Subsidiaries without the prior consent of each Lender.

                    12.07  Survival.  The obligations of the Company under
                           --------
          Sections 5.01, 5.05, 5.06 and 12.03 hereof, the obligations of YPF under Sections 6.03 and 6.08 hereof, and the obligations of the Lenders under Section 11.05 hereof, shall survive the repayment of the Loans and the termination of the Commitments and, in the case of any Lender that assigns any interest in its Commitment or Loans hereunder, shall survive the making of such assignment notwithstanding that such assigning Lender may cease to be a "Lender" hereunder. In addition, each representation and warranty made, or deemed to be made by a notice of any Loan, herein or pursuant hereto shall survive the making of such representation and warranty, and no Lender shall be deemed to have waived, by reason of making any Loan, any Default that may arise by reason of any such representation or warranty proving to have been false or misleading in any material respect, notwithstanding that such Lender or the Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Loan was made.

                    12.08  Captions.  The table of contents and captions
                           --------
          and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                    12.09  Counterparts.  This Agreement may be executed in
                           ------------
          any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.




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
                                        - 79 -

                    12.10  Jurisdiction, Venue, Immunity and Service of
                           --------------------------------------------
          Process.
          -------

                    (a) YPF hereby consents to the non-exclusive jurisdiction of any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, New York City, New York, United States, and any appellate court from any thereof, and waives any immunity from the jurisdiction of such courts over any suit, action or proceeding that may be brought in connection with any of this Agreement and the other Basic Documents and the transactions contemplated hereby or thereby. Each Obligor irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action or proceeding that may be brought in connection with this Agreement and the other Basic Documents and the transactions contemplated hereby or thereby in such courts whether on grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. YPF agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon YPF and may be enforced in any court to the jurisdiction of which YPF is subject by a suit upon such judgment, provided that service of
                                                   --------
          process is effected upon YPF in the manner provided in this
          Section 12.10. Notwithstanding the foregoing, any suit, action or proceeding brought in connection with any of this Agreement and the other Basic Documents and the transactions contemplated hereby or thereby may be instituted in any competent court in Argentina.

                    (b) To the extent that any Obligor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process, such Obligor hereby waives such immunity and agrees not to assert, by way of motion, as a defense or otherwise, in any suit, action or proceeding the defense of sovereign immunity or any claim that it is not personally subject to the jurisdiction of the above-named courts by reason of sovereign immunity or otherwise, or that it is immune from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property or from attachment either prior to judgment or in aid of execution by reason of sovereign immunity.

                    (c) YPF hereby agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the State of New York may be made upon it by service upon CT Corporation System (the "Process Agent"), presently
                                           -------------
          having an office at 1633 Broadway, New York, New York 10019, U.S.A., and YPF hereby irrevocably appoints the Process Agent its true and lawful agent and attorney-in-fact in its name, place and stead to accept such service of any and all such writs, process


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
                                        - 80 -

          and summonses, and agrees that the failure of the Process Agent to give any notice of any such service of process to YPF shall not impair or affect the validity of such service or of any judgment based thereon. If for any reason CT Corporation System ceases to act, or to be able to act, as a Process Agent as contemplated hereby, YPF will appoint a substitute therefor and agrees to maintain at all times an agent in the United States of America to act as its Process Agent. YPF hereby further irrevocably consents to the service of process in any suit, action or proceeding in said courts by the mailing thereof by the Agent or the Lender or any holder of any Note by registered or certified mail, postage prepaid, to YPF at the address given below its name on the signature pages hereto.

                    (d) Nothing herein shall in any way be deemed to limit the ability of the Agent or any Lender to serve any such writs, process or summonses in any other manner permitted by applicable law or to obtain jurisdiction over the Obligors in such other jurisdictions, and in such manner, as may be permitted by applicable law.

                    12.11  Governing Law.  This Agreement and the Notes
                           -------------
          shall be governed by, and construed in accordance with, the law of the State of New York.

                    12.12  Waiver of Jury Trial.  EACH OF THE OBLIGORS, THE
                           --------------------
          AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                    12.13  Special Waiver.  To the extent that YPF may be
                           --------------
          entitled to the benefit of any provision of law requiring the Agent or the Lender in any suit, action or proceeding brought in a court of Argentina or other jurisdiction arising out of or in connection with any of this Agreement and the other Basic Documents and the transactions contemplated hereby, to post security for litigation costs or otherwise post a performance bond or guaranty ("cautio judicatum solvi" or "excepcion de
                             ----------------------      ------------
          arraigo"), or to take any similar action, YPF hereby irrevocably
          -------
          waives such benefit, in each case to the fullest extent now or hereafter permitted under the laws of Argentina or, as the case may be, such other jurisdiction.

                    12.14  Judgment Currency.  (a)  This is an
                           -----------------
          international loan transaction in which the specification of Dollars and payment in New York City is of the essence, and the obligations of each Obligor under any of this Agreement and the other Basic Documents to make payment to (or for the account of) the Agent or a Lender in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment


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
                                        - 81 -

          expressed in or converted into any other currency or in another place except to the extent that such tender or recovery results in the effective receipt by the Agent or such Lender in New York City of the full amount of Dollars payable to the Agent or such Lender thereunder. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due under any of this Agreement and the other Basic Documents to the Agent, any Lender or any indemnified person in Dollars into another currency the rate of exchange used shall be that at which in accordance with normal banking procedures such party could purchase Dollars with such other currency in New York City on the business day in New York next preceding the day on which final judgment is rendered. The obligation of each Obligor in respect of any sum payable under any of this Agreement and the other Basic Documents by it to the Agent, any Lender or any indemnified person shall, notwithstanding any judgment in a currency (the "Judgment
                                                           --------
          Currency") other than Dollars, be discharged only to the extent
          --------
          that on the business day in New York next following receipt by such payee of any sum adjusted to be so due in the Judgment Currency such payee may in accordance with normal banking procedures purchase and transfer to New York Dollars with the Judgment Currency; if the amount of Dollars which could have been so purchased and transferred is less than the sum originally due to the Agent, any Lender or any indemnified person, as the case may be, in Dollars each Obligor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such payee against the deficiency.

                    (b) (i) Without limiting the obligation of YPF to pay Guaranteed Obligations hereunder in Dollars and otherwise in accordance with the provisions of this Agreement (but without duplication of any amounts paid by YPF in Dollars in respect of its Guaranteed Obligations), if foreign exchange restrictions are imposed in Argentina and, as a result thereof, YPF is prohibited from purchasing or otherwise obtaining Dollars or transferring Dollars to the account of the Agent specified in Section 4.01 hereof, then YPF will, if and to the extent requested to do so by the Agent (acting on the instructions of the Majority Lenders acting in their sole discretion): (1) pay to the Agent an amount of Argentine pesos sufficient to purchase the Argentine Public Debt Instruments (as defined below) identified in (and in the respective amounts specified in) such request having a value sufficient so that, upon the sale thereof for Dollars in New York (or, at the option of the Agent, in such other city as the Agent shall determine it is able to obtain a better price), the Agent will receive a sum in Dollars (net of any taxes, expenses and commissions payable in connection with the purchase and sale of such securities) equal to the aggregate Dollar amount owed by YPF to the Agent and the Lenders under this Agreement in respect of Guaranteed Obligations; or (2) deliver to the Agent Argentine Public Debt Instruments identified in (and in the respective


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
                                        - 82 -

          amounts specified in) such request having a value sufficient so that upon the sale thereof for Dollars in New York (or, at the option of the Agent, in such other city as the Agent shall determine it is able to obtain a better price), the Agent will receive a sum in Dollars (net of any taxes, expenses and commissions payable in connection with the purchase and sale of such securities) equal to the aggregate Dollar amount owed by YPF to the Agent and the Lenders under this Agreement in respect of Guaranteed Obligations. The receipt by the Agent of Dollar proceeds from the sale of securities as provided in the preceding sentence shall not be deemed to constitute payment of amounts owed by YPF under this Agreement except to the extent credited to the account at the Principal Office referred to in Section 4.01(a) hereof. The Agent hereby agrees to use its best efforts to effect such purchase and/or sale, and to cause the proceeds of any such sale (net of any taxes, expenses and commissions that are payable in connection with such purchase and/or sale) to be credited to such account as promptly as practicable following the payment of Argentine pesos or delivery of Argentine Public Debt Instruments by YPF pursuant to the preceding sentence of this
          Section 12.14.  As used herein, "Argentine Public Debt
                                           ---------------------
          Instruments" shall mean Argentine External Bonds issued by
          -----------
          Argentina denominated in Dollars and other Argentine public foreign debt instruments denominated in Dollars.

                   (ii) Nothing in this Section 12.14(b) shall impair any of the rights of the Agent and the Lenders in respect of the Guaranteed Obligations under this Agreement and nothing in this
          Section 12.14(b) shall be construed to entitle YPF to refuse to make payments in respect of the Guaranteed Obligations hereunder in Dollars in New York City for any reason whatsoever (other than full and final payment to the Agent of all amounts due hereunder in respect of the Guaranteed Obligations in Dollars in New York
          City), including without limitation if (i) the purchase of Dollars in Argentina by any means were to become more onerous or burdensome for YPF than as of the date hereof; or (ii) the exchange rate in force in Argentina as of the date hereof increases significantly; or (iii) the exchange ratio between the Argentine peso and the Dollar established by Law 23,928 is modified.

                    12.15  Use of English Language.  This Agreement and the
                           -----------------------
          other Basic Documents have been negotiated and executed in the English language. Except as provided in Item 7 of Schedule II hereto, all certificates, reports, notices and other documents and communications given or delivered pursuant to this Agreement (including, without limitation, pursuant to any modifications or supplements hereto) shall be in the English language, or accompanied by a certified English translation thereof. Except in the case of laws or official communications of Argentina, in the case of any document originally issued in a language other


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
                                        - 83 -

          than English, the English language version of any such document shall for purposes of this Agreement, and absent manifest error, control the meaning of the matters set forth therein.

                    12.16  Treatment of Certain Information;
                           ---------------------------------
          Confidentiality.  Each Lender and the Agent agrees (on behalf of
          ---------------
          itself and each of its affiliates, directors, officers, employees and representatives) to use its best efforts to keep confidential and not to disclose any non-public information supplied to it by YPF or the Company pursuant to this Agreement that is identified by such Person as being confidential at the time the same is delivered to the Lenders or the Agent, provided that nothing
                                                 --------
          herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Lenders or the Agent,
          (iii) to bank examiners, auditors or accountants, (iv) to the Agent or any other Lender (or to Chase Securities, Inc., Chase Investment Bank, Ltd. and Chase Manhattan Asia Limited), (v) in connection with any litigation relating to any of the Transaction Documents or the transactions contemplated thereby or hereby to which any one or more of the Lenders or the Agent is a party,
          (vi) to a subsidiary or affiliate of such Lender in connection with the syndication, administration, management or booking of any Loans or (vii) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Lender a Confidentiality Agreement substantially in the form of Exhibit F hereto (or executes and delivers to such Lender an acknowledgement to the effect that it is bound by the provisions of this Section 12.16, which acknowledgement may be included as part of the respective assignment or participation agreement pursuant to which such assignee or participant acquires an interest in the Loans hereunder). The obligations of each Lender under this
          Section 12.16 shall supersede and replace the obligations of such Lender under any confidentiality letter (i) in respect of this financing executed and delivered by such Lender to either or both of the Obligors prior to the date hereof and (ii) effective as of the Merger Closing Date, executed and delivered by such Lender to Maxus or any of its Subsidiaries prior to the date hereof; in addition, the obligations of any assignee that has executed a Confidentiality Agreement in the form of Exhibit F hereto shall be superseded by this Section 12.16 upon the date upon which such assignee becomes a Lender hereunder pursuant to Section 12.06 hereof.








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
                                        - 84 -

                    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                        YPF ACQUISITION CORP.


                                        By /s/ Cedric Bridger
                                          Title:  Vice President, Assistant
                                                  Secretary and Treasurer


                                        Address for Notices:

                                        660 Madison Avenue
                                        20th Floor
                                        New York, New York  10021

                                        Attention:  Jose A. Estenssoro

                                        Telecopier No.:  (212) 838-9088

                                        Telephone No.:  (212) 838-9400





























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
                                        - 85 -

                                        YPF SOCIEDAD ANONIMA


                                        By /s/ Cedric Bridger
                                          Title:  Vice President, Finance
                                                  and Corporate Development















































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
                                        - 86 -


                                        LENDERS
                                        -------


          Commitment                    THE CHASE MANHATTAN BANK
          ----------
          $550,000,000.00                 (NATIONAL ASSOCIATION)


                                        By /s/ Ian Schottlaender
                                          Title: Managing Director


                                        Lending Office for all Loans:

                                        The Chase Manhattan Bank
                                          (National Association)
                                        1 Chase Manhattan Plaza
                                        New York, New York  10081

                                        Address for Notices:

                                        The Chase Manhattan Bank
                                          (National Association)
                                        1 Chase Manhattan Plaza
                                        New York, New York  10081

                                        Attention:  Ian Shottlaender
                                                    Managing Director

                                        Telecopier No.:  212-552-1687

                                        Telephone No.:  212-552-5874





















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
                                        - 87 -


                                        THE CHASE MANHATTAN BANK
                                          (NATIONAL ASSOCIATION),
                                          as Agent


                                        By /s/ Ian Schottlaender
                                          Title:  Managing Director

                                        Address for Notices to
                                          Chase as Agent:

                                        The Chase Manhattan Bank
                                          (National Association)
                                        4 Chase Metrotech Center
                                        13th Floor
                                        Brooklyn, New York  11245

                                        Attention:  New York Agency

                                        Telecopier No.:  (718) 242-6910

                                        Telephone No.:  (718) 242-7979






























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
                                                                 SCHEDULE I
                        Representations and Warranties of YPF
                        -------------------------------------


                    Capitalized terms used in this Schedule I (unless otherwise defined in this Schedule I) shall have the meanings assigned to them in the Credit Agreement. In addition, as used in this Schedule I, any references to a Subsidiary or Subsidiaries of YPF shall be deemed (other than with respect to Item 3) to refer to a Subsidiary or Subsidiaries of YPF (as the case may be) other than YPF Acquisition and its Subsidiaries and Maxus and its Subsidiaries.

                    1.  Organization, Standing, etc.  YPF is a sociedad
                        ----------------------------           --------
          anonima (corporation) duly organized and existing and in good
          -------
          standing under the laws of Argentina, has full corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Transaction Documents to which it is a party and to carry out the terms thereof.

                    2.  Qualification.  YPF and each of its Subsidiaries is
                        -------------
          duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction (other than the jurisdiction of its incorporation or organization) in which the nature of its activities or the character of the properties it owns or leases makes such qualification necessary and in which the failure so to qualify would have a Schedule YPF Material Adverse Effect.

                    3.  Financial Statements.  The consolidated balance
                        --------------------
          sheets of YPF and its Subsidiaries as at December 31, 1994, 1993 and 1992 and the related consolidated statements of income, cash flows and changes in financial position of YPF and its Subsidiaries for each of the fiscal years then ended, together with related notes, such statements being accompanied by reports thereon of Pistrelli, Diaz y Associados (associated with Arthur Andersen & Co.), independent public accountants have been delivered to the Lenders. The consolidated financial statements of YPF and its Subsidiaries referred to above for the year ended at December 31, 1994 will be submitted for approval by the shareholders of YPF at a meeting to be held on April 28, 1995. The Board of Directors of YPF has recommended approval of these financial statements. All such financial statements (including any related schedules or notes) have been prepared in accordance with Argentine GAAP, present fairly the consolidated financial position of YPF and its Subsidiaries as at the respective dates of such consolidated balance sheets and the consolidated results of operations, cash flows and changes in financial position of YPF and its Subsidiaries for the fiscal periods ended on said dates. Since December 31, 1994 there have been no changes in the business, financial condition, operations, assets, liabilities or prospects of YPF and its Subsidiaries from that set forth in the


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                                      ----------

                                        - 2 -
          consolidated balance sheet as of that date, other than changes in the ordinary course of business which have not, either individually or in the aggregate, had a Schedule YPF Material Adverse Effect.

                    4.  Litigation, etc.  There is no action, suit,
                        ----------------
          proceeding or investigation at law or in equity by or before any court, governmental body, agency, commission or other tribunal now pending or, to the best of YPF's knowledge after due inquiry, threatened against or affecting YPF or its Subsidiaries or its or its Subsidiaries' property or rights (a) which questions or would question the validity of the Basic Documents to which it is a party or (b) as to which there is a significant possibility of an adverse determination and which if adversely determined (i) may have a Schedule YPF Material Adverse Effect or (ii) could impair the ability of YPF to perform its obligations under the Basic Documents to which it is a party.

                    5.  Governmental Consents.  No consent, approval or
                        ---------------------
          authorization of, or declaration or filing with, any governmental authority is required for the valid execution, delivery and performance by YPF of the Basic Documents to which it is a party.

                    6.  Taxes.  Under the laws of Argentina, the execution,
                        -----
          delivery and performance by YPF of its obligations under the Basic Documents and all payments of principal, interest, fees and other amounts thereunder are exempt from all income or withholding taxes, stamp taxes, charges or contributions of Argentina or any political subdivision or taxing authority thereof, irrespective of the fact that the Agent or any of the Lenders may have a representative office or subsidiary in Argentina; provided, however, that all payments of interest under
                     --------  -------
          the Basic Documents are subject to a withholding tax at the rate of 12%; and provided further, that fees are not subject to
                      -------- -------
          withholding taxes if they are paid for services rendered outside of Argentina.

                    7.  Authorization.  YPF has all necessary corporate
                        -------------
          power, authority and legal right to execute, deliver and perform its obligations under the Basic Documents. The Basic Documents to which YPF is or is intended to be a party have been duly authorized by all requisite corporate and other actions and duly executed and delivered by authorized officers of YPF, and are the valid obligations of YPF, legally binding upon and enforceable against YPF in accordance with their respective terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and
          (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).




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                                      ----------

                                        - 3 -
                    8.  No Conflicts.  The execution, delivery and
                        ------------
          performance by YPF of the Basic Documents to which it is a party do not and will not violate the provisions of any applicable law or regulation of Argentina (or of any political subdivision thereof) presently in effect or any order of any court, regulatory body or arbitral tribunal or of the estatutos of YPF,
                                                         ---------
          other than violations that individually or collectively could not have a Schedule YPF Material Adverse Effect, and do not and will not constitute a breach or default or require any consent under, or result in the creation of any Lien on any of the present or future revenues and properties of YPF or any of its Subsidiaries pursuant to, any agreement, instrument or document to which YPF or any of its Subsidiaries is a party or by which YPF or any of its or its Subsidiaries' respective properties or revenues may be bound or affected except to the extent that such breaches, defaults or Liens individually or collectively could not have a Schedule YPF Material Adverse Effect.

                    9.  Commercial Obligations.  YPF is subject to civil
                        ----------------------
          and commercial law with respect to its obligations under the Credit Agreement and the Pledge Agreement, and the execution, delivery and performance by YPF of its obligations under the Credit Agreement and the Pledge Agreement, constitute private and commercial acts; and neither YPF nor any of its properties or revenues is entitled to any right of immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, set-off, execution of a judgment or from any other legal process with respect to its obligations under the Credit Agreement or the Pledge Agreement.

                    10.  Enforceability.  Each of the Credit Agreement and
                         --------------
          the Pledge Agreement is in proper legal form under the laws of Argentina for the enforcement thereof against YPF in the courts of Argentina and it is not necessary, to ensure the enforceability or admissibility in evidence of the Credit Agreement and the Pledge Agreement, that the same be filed or recorded with any court or other authority in Argentina except that if any of the Basic Documents is enforced before the courts of the city of Buenos Aires, the payment of a court tax of 3% on the amount of the claim is required; and except further that an official Spanish translation of the Basic Documents is required to bring an action thereof in the courts of Argentina.

                    11.  Ranking.  YPF's obligations under Section 6 of the
                         -------
          Credit Agreement will be direct and unconditional general obligations of YPF and will rank in right of payment at least pari passu with all other Indebtedness of YPF, except to the
          ---- -----
          extent any such other Indebtedness is accorded preference by reason of collateral security for such other Indebtedness.

                    12.  Environmental Matters.  YPF has obtained all
                         ---------------------
          permits, licenses and other authorizations which are required under all environmental laws and regulations, except to the


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                                      ----------

                                        - 4 -
          extent failure to have any such permit, license or authorization would not have a Schedule YPF Material Adverse Effect. YPF is in compliance with the terms and conditions of all such permits, licenses and authorizations and of all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable environmental law or in any regulation or code (as such laws, regulations or codes are currently being interpreted or enforced) or any plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not have a Schedule YPF Material Adverse Effect.

                    13.  Exploration, Permits, Etc.  All oil and gas
                         --------------------------
          exploration permits and production and transportation concessions held by YPF are in effect and YPF is not in breach of any of its obligations thereunder or in connection therewith that may potentially cause the forfeiture of its rights under said permits and concessions or impair or otherwise affect the exercise of its rights thereunder except to the extent that any such breach would not cause a Schedule YPF Material Adverse Effect.

                    For the purposes of this Schedule I, the following terms shall have the following meanings:

                    "Argentine GAAP" shall mean generally accepted
                     --------------
               accounting principles in Argentina as in effect from time to time.

                    "Capital Lease Obligations" shall mean, for any Person,
                     -------------------------
               all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under Argentine GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with Argentine GAAP.

                    "Indebtedness" shall mean with respect to any Person,
                     ------------
               (a) any liability of such Person (i) for money borrowed, or under any reimbursement obligation relating to a letter of credit, (ii) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind (other than a trade payable or a liability arising in the ordinary course of business, so long as such trade payable or liability is payable within 90 days of the date the respective goods are delivered or the respective services are rendered), or (iii) for Capital Lease Obligations; (b) all Redeemable Stock issued by such Person (the amount of Indebtedness being represented by any involuntary liquidation preference plus accrued and unpaid


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                                      ----------

                                        - 5 -
               dividends); (c) any liability of others described in the preceding clause (a) that such Person has guaranteed; and
               (d) (without duplication) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a), (b) and (c) above. For purposes of determining any particular amount of Indebtedness under this definition, Guarantees of (or obligations with respect to letters of credit supporting) Indebtedness otherwise included in the determination of such amount shall not also be included.

                    "Redeemable Stock" shall mean any class or series of
                     ----------------
               capital stock of any Person that by its terms or otherwise is required to be redeemed prior to the final maturity of the Notes (as defined in the YPF Credit Agreement), or is redeemable at the option of the holder thereof at any time prior to the final maturity of the Loans (as defined in the YPF Credit Agreement).

                    "Schedule YPF Material Adverse Effect" shall mean the
                     ------------------------------------
               occurrence of any event or condition with respect to YPF which has a material adverse effect on (a) the financial condition, results of operations or the shareholders' equity of YPF and its Subsidiaries taken as a whole, (b) the ability of YPF to perform its payment and other material obligations under any of the Basic Documents to which it is or is intended to be a party, (c) the validity or enforceability of the obligations of YPF under any of the Basic Documents to which it is or is intended to be a party, or (d) the ability of the Lenders and the Agent to enforce their rights and remedies against YPF under any of the Basic Documents to which it is or is intended to be a party.

                    "Subsidiary" shall mean, with respect to any Person,
                     ----------
               any corporation or other business entity of which such Person owns or controls (either directly or through another or other Subsidiaries) more than 50% of the issued share capital or other ownership interest, in each case having ordinary voting power to elect directors, managers or trustees of such corporation or other business entity (whether or not capital stock or other ownership interest of any other class or classes shall or might have voting power upon the occurrence of any contingency).












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                                      ----------

                                                                SCHEDULE II
                                   Covenants of YPF
                                   ----------------


                    Capitalized terms used in this Schedule II (unless otherwise defined in this Schedule II) shall have the meanings ascribed to them in the Credit Agreement. In addition, as used in this Schedule II, any references to a Subsidiary or Subsidiaries of YPF shall be deemed (other than with respect to Item 7 and the definition of "Total Indebtedness") to refer to a Subsidiary or Subsidiaries of YPF (as the case may be) other than YPF Acquisition and its Subsidiaries and Maxus and its Subsidiaries.

                    Section 8.  Covenants of YPF.
                                ----------------

                    1.  Maintenance of Existence.  YPF shall, and shall
                        ------------------------
          cause each of its Subsidiaries to, (i) maintain in effect its corporate existence and all registrations necessary therefor and
          (ii) take all reasonable actions to maintain all rights, privileges, titles to property, franchises and the like necessary or desirable in the normal conduct of its business, activities or operations; provided, however, that this covenant shall not
                      --------  -------
          prohibit any transaction by YPF or any of its Subsidiaries otherwise permitted under Item 16 of this Schedule II and this covenant shall not require YPF to maintain any such right, privilege, title to property or franchise or to preserve the corporate existence of any Subsidiary, if the Board of Directors of YPF shall determine that (i) the maintenance or preservation thereof is no longer desirable in the conduct of the business of YPF and its Subsidiaries taken as a whole and (ii) the loss thereof is not, and will not be, adverse in any material respect to the Lenders.

                    2.  Maintenance of Properties.  YPF shall cause all
                        -------------------------
          tangible Properties used or useful in the conduct of its business or the business of any Subsidiary of YPF to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements and improvements thereof, all as in the judgment of YPF may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however,
                                                     --------
          that nothing shall prevent YPF from discontinuing the operation or maintenance of any of such Properties if such discontinuance is, as determined by the Board of Directors of YPF in good faith, desirable in the conduct of the business of YPF and its Subsidiaries taken as a whole and not adverse in any material respect to the Lenders.

                    3.  Payments of Taxes and Other Claims.  YPF shall pay
                        ----------------------------------
          or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments, royalties


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
                                        - 2 -

          and governmental charges levied or imposed upon YPF or any of its Subsidiaries, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the Property of YPF or any of its Subsidiaries; provided, however,
                                                      --------  -------
          that YPF will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claims whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

                    4.  Maintenance of Insurance.  YPF shall, and shall
                        ------------------------
          cause each of its Subsidiaries to, keep at all times all of their Properties which are of an insurable nature insured against loss or damage with insurers believed by YPF to be responsible to the extent that Property of similar characteristics is usually so insured by corporations similarly situated and owing like Properties in accordance with good business practice.

                    5.  Negative Pledge.  YPF shall not, and shall not
                        ---------------
          permit any of its Subsidiaries to, create or suffer to exist any Lien on any of their present or future Property, in each case to secure Indebtedness, unless all of the Guaranteed Obligations are equally and ratably secured, except for:

                    (i) any Lien on any Property existing on the date of the Credit Agreement;

                   (ii) any Lien on any asset securing Indebtedness incurred or assumed solely for the purpose of financing all or any part of the cost of acquiring or constructing such asset;

                  (iii) any Lien on any Property existing thereon at the time of acquisition of such Property and not created in connection with such acquisition;

                   (iv) any Lien on any Property owned by a corporation or other Person, which Lien exists at the time of the acquisition of such corporation or other Person by YPF or any of its Subsidiaries and which Lien is not created in connection with such acquisition;

                    (v) any Lien on any Property securing an extension, renewal or refunding of Indebtedness secured by a Lien referred to in (i), (ii), (iii) or (iv) above, provided that such new Lien is limited to the Property which was subject to the prior Lien immediately before such extension, renewal or refunding, and provided that the principal amount of Indebtedness secured by the prior Lien immediately before such extension, renewal or refunding is not increased;




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
                                        - 3 -

                   (vi) any Lien in the form of a tax or other statutory lien, provided that any such lien shall be discharged within thirty (30) days after the date it is created or arises (unless contested in good faith by YPF or a Subsidiary, in which case it shall be discharged within thirty (30) days after final adjudication); or

                  (vii) any other Lien on assets of YPF or any Subsidiary, provided that the assets securing such Indebtedness together with all other Property of YPF securing any Indebtedness under this subparagraph (vii) do not exceed 15% of the total assets of YPF; provided, however, for purposes of this
                              --------  -------
               clause (vii) that (A) the value of such assets, Property and total assets shall be determined by reference to the most recent audited balance sheet of YPF prepared in accordance with Argentine GAAP, and (B) the value of the assets and Property securing Indebtedness shall not exceed the outstanding principal amount of such Indebtedness.

                    6.  Limitations on Sale and Leaseback Transactions.
                        ----------------------------------------------
          YPF shall not enter into, renew or extend, or permit any Subsidiary to enter into, renew or extend, any transaction or series of related transactions pursuant to which YPF or any such Subsidiary sells or transfers any Property in connection with the leasing, or the release against installment payments, or as part of an arrangement involving the leasing or resale against installment payments, of such Property to the seller or transferor ("Sale and Leaseback Transaction") except (i) a Sale
                       ------------------------------
          and Leaseback Transaction that, had such Sale and Leaseback Transaction been structured as a mortgage loan rather than as a Sale and Leaseback Transaction, YPF would have been permitted to enter into such transaction pursuant to the terms of the covenant described in Item 5 of this Schedule II and (ii) a Sale and Leaseback Transaction entered into prior to the date of the Credit Agreement.

                    7.  Financial Statements.  YPF shall furnish or cause
                        --------------------
          to be furnished to the Agent (with a copy for each Lender) (i) annual reports in English, which will include a report of YPF's statutory audit committee and annual audited financial statements prepared in conformity with Argentine GAAP, together with a reconciliation to generally accepted accounting principles as in effect in the United States of America of net income and shareholders' equity and (ii) quarterly reports in English which will include unaudited interim financial information prepared in conformity with Argentine GAAP. YPF will furnish to the Agent (with a copy for each Lender), at the time it furnishes each set of financial information, a certificate of the chief financial officer of YPF to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the


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
                                        - 4 -

          action that YPF has taken or proposes to take with respect thereto). YPF also shall furnish or cause to be furnished to the Agent (with a copy for each Lender) in English (i) all notices of shareholders' meetings and other reports and communications that are made generally available to YPF's shareholders and (ii) registration statements and regular and periodic reports which YPF shall have filed with the Commission, any United States securities exchange, the Argentine Securities Commission ("Comision Nacional de Valores"), the Buenos Aires Stock Exchange
            ----------------------------
          or any other stock exchange in Argentina. Notwithstanding the provisions of this Item 7, YPF shall have no obligation to provide an English translation of any such report filed with the Argentine Securities Commission, the Buenos Aires Stock Exchange or any other stock exchange in Argentina if a report in English providing substantially the same information (with no material differences) has been furnished to the Agent in accordance with this Item 7. From time to time YPF shall furnish to the Agent such other information regarding the financial condition, operations, business or prospects of YPF or any of its Subsidiaries as the Agent or any Lender (through the Agent) may reasonably request.

                    8.  Compliance with Laws and Other Agreements.  YPF
                        -----------------------------------------
          shall, and shall cause each of its Subsidiaries to, comply with all applicable laws, rules, regulations, orders and directions of any governmental or regulatory authority or agency having jurisdiction over it or its business and all of the covenants and obligations contained in any agreements to which YPF or any Subsidiary is a party, except where the failure to so comply would not have a Schedule YPF Material Adverse Effect.

                    9.  Maintenance of Books and Records.  YPF shall, and
                        --------------------------------
          shall cause each of its Argentine Subsidiaries to, maintain books, accounts and records in accordance with Argentine GAAP.

                    10.  Inspection.  YPF shall permit representatives of
                         ----------
          the Agent or any Lender, during normal business hours and at the expense of the Agent or such Lender (as the case may be), to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Agent or such Lender.

                    11.  Further Assurances.  YPF will, at its own cost and
                         ------------------
          expense, execute and deliver to the Agent (with a copy for each Lender, if requested by the Agent) all such documents, instruments and agreements and do all such other acts and things as may be reasonably required, in the opinion of the Agent or the Majority Lenders (acting through the Agent), to enable the Lenders to exercise and enforce their rights under the Basic Documents.


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
                                        - 5 -

                    12.  Ranking.  YPF will ensure that at all times its
                         -------
          obligations under Section 6 of the Credit Agreement rank at least pari passu (whether in priority of payment or otherwise) with all
          ---- -----
          of its other Indebtedness, except to the extent any such other Indebtedness is accorded preference by reason of collateral security for such other Indebtedness.

                    13.  Litigation.  YPF will promptly give to the Agent
                         ----------
          notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting YPF or any of its Subsidiaries, except proceedings which, if adversely determined, would not have a Schedule YPF Material Adverse Effect.

                    14.  Total Indebtedness.  YPF shall not permit at any
                         ------------------
          time Total Indebtedness to exceed 45% of Total Capitalization.

                    15.  Tangible Net Worth.  YPF shall not permit at any
                         ------------------
          time Tangible Net Worth (expressed in Argentine pesos) to be less than 3,980,000,000 Argentine pesos which is equal to 80% of Tangible Net Worth as at December 31, 1994.

                    16.  Merger, Etc.  YPF shall not, and shall not permit
                         ------------
          any of its Significant Subsidiaries to, merge or consolidate with or into, or convey, transfer or lease their respective Properties substantially as an entirety to, any Person, unless immediately after giving effect to such transaction, (a) no Default shall have occurred and be continuing, and (b) with respect to a merger or consolidation of YPF with or into any Person, (i) any corporation formed by any merger or consolidation with YPF or the Person which acquires by conveyance or transfer, or which leases, the Properties of YPF substantially as an entirety ("YPF's
                                                               -----
          Successor Corporation") shall be an Argentine corporation and
          ---------------------
          shall expressly assume the due and punctual payment of the principal of, and interest on the Loans according to their terms, and the due and punctual performance of all of the covenants and obligations of YPF under the Transaction Documents; provided that
                                                              --------
          nothing in this Item 16 shall prohibit the Merger.

                    17.  Maintenance of Concessions, Permits, Leases and
                         -----------------------------------------------
          Licenses.  YPF shall maintain in full force and effect and good
          --------
          standing (and renew or extend when appropriate) all its rights under any existing or future oil and gas exploration permits and production and transportation concessions, leases or licenses and to observe and perform all conditions or restrictions contained or arising thereunder except to the extent any such failure
          (i) to maintain, observe or perform would not have a Schedule YPF Material Adverse Effect or (ii) arises from the scheduled expiration thereof in accordance with its terms.



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
                                        - 6 -

                    18.  Maintenance of Sales Agreements.  YPF shall
                         -------------------------------
          maintain in place and renew or replace in accordance with sound and prudent business and financial practices all of its crude oil and other hydrocarbon sales agreements currently in force except to the extent that any such failure to maintain, renew or replace would not have a Schedule YPF Material Adverse Effect.

                    For purposes of this Schedule II, the following terms shall have the following meanings:

                    "Argentine GAAP" shall mean generally accepted
                     --------------
               accounting principles in Argentina as in effect from time to time.

                    "Capital Lease Obligations" shall mean, for any Person,
                     -------------------------
               all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under Argentine GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with Argentine GAAP.

                    "Indebtedness" shall mean with respect to any Person,
                     ------------
               (a) any liability of such Person (i) for money borrowed, or under any reimbursement obligation relating to a letter of credit, (ii) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind (other than a trade payable or a liability arising in the ordinary course of business, so long as such trade payable or liability is payable within 90 days of the date the respective goods are delivered or the respective services are rendered), or (iii) for Capital Lease Obligations; (b) all Redeemable Stock issued by such Person (the amount of Indebtedness being represented by any involuntary liquidation preference plus accrued and unpaid dividends); (c) any liability of others described in the preceding clause (a) that such Person has guaranteed; and
               (d) (without duplication) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a), (b) and (c) above. For purposes of determining any particular amount of Indebtedness under this definition, Guarantees of (or obligations with respect to letters of credit supporting) Indebtedness otherwise included in the determination of such amount shall not also be included.

                    "Redeemable Stock" shall mean any class or series of
                     ----------------
               capital stock of any Person that by its terms or otherwise


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                                     -----------
               is required to be redeemed prior to the final maturity of the Notes (as defined in the YPF Credit Agreement), or is redeemable at the option of the holder thereof at any time prior to the final maturity of the Loans (as defined in the YPF Credit Agreement).

                    "Schedule YPF Material Adverse Effect" shall mean the
                     ------------------------------------
               occurrence of any event or condition with respect to YPF which has a material adverse effect on (a) the financial condition, results of operations or the shareholders' equity of YPF and its Subsidiaries taken as a whole, (b) the ability of YPF to perform its payment and other material obligations under any of the Basic Documents to which it is or is intended to be a party, (c) the validity or enforceability of the obligations of YPF under any of the Basic Documents to which it is or is intended to be a party, or (d) the ability of the Lenders and the Agent to enforce their rights and remedies against YPF under any of the Basic Documents to which it is or is intended to be a party.

                    "Significant Subsidiary" shall mean a Subsidiary of YPF
                     ----------------------
               which is material to the condition, financial or otherwise, or to the earnings, operations, business affairs or business prospects of YPF and its Subsidiaries taken as a whole.

                    "Subsidiary" shall mean, with respect to any Person,
                     ----------
               any corporation or other business entity of which such Person owns or controls (either directly or through another or other Subsidiaries) more than 50% of the issued share capital or other ownership interest, in each case having ordinary voting power to elect directors, managers or trustees of such corporation or other business entity (whether or not capital stock or other ownership interest of any other class or classes shall or might have voting power upon the occurrence of any contingency).

                    "Tangible Net Worth" shall mean, as at any date, the
                     ------------------
               amount for YPF (determined in accordance with Argentine
               GAAP) of (a) shareholders' equity as at such date minus
                                                                 -----
               (b) the sum of the following as at such date: the cost of treasury shares and the book value of all assets that should be classified as intangibles (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) but in any event including goodwill, minority interests, research and development costs, trademarks, trade names, copyrights, patents and franchises, unamortized debt discount and expense, all reserves for losses, contingencies, or other liabilities (but only to the extent such reserves were not deducted in arriving at shareholders' equity) and any write-up in the book value of assets resulting from a revaluation thereof


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
                                        - 8 -

               subsequent to December 31, 1994 other than as a result of the Merger.

                    "Total Capitalization" shall mean as at any date
                     --------------------
               (a) Total Indebtedness as at such date plus (b) shareholders' equity of YPF as at such date.

                    "Total Indebtedness" shall mean as at any date all
                     ------------------
               Indebtedness of YPF and its Subsidiaries as of such date, determined on a consolidated basis in accordance with Argentine GAAP.










































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                                     -----------

                                                               SCHEDULE III
                        Events of Default with respect to YPF
                        -------------------------------------


                    Capitalized terms used in this Schedule III (unless otherwise defined in this Schedule III) shall have the meanings assigned to them in the Credit Agreement. In addition, as used in this Schedule III, any references to a Subsidiary or Subsidiaries of YPF shall be deemed to refer to a Subsidiary or Subsidiaries of YPF (as the case may be) other than YPF Acquisition and its Subsidiaries and Maxus and its Subsidiaries.

                    1. YPF shall default in the performance of any of its obligations under any of Items 12, 14, 15 or 16 of Schedule II to the Credit Agreement; or YPF shall default in the performance of any of its other obligations under the Basic Documents and such default shall continue unremedied for a period of 30 or more days after notice thereof to YPF by the Agent or any Lender (through the Agent).

                    2. An Event of Default (as defined in the YPF Credit Agreement) under Section 9(a) of the YPF Trade Credit Agreement shall occur.

                    3. YPF or any Subsidiary shall (a) default in the payment of the principal of or interest on, any other note, bond, coupon or other instrument evidencing Indebtedness in an amount of $20,000,000 or more (other than the Notes, as defined in the YPF Credit Agreement) issued, assumed or guaranteed by it, when and as the same shall become due and payable, if such default shall continue for more than the period of grace, if any, originally applicable thereto and the time for payment of such amount has not been expressly extended, or (b) default in the observance of any other terms and conditions relating to any such Indebtedness, if the effect of such default is to cause such Indebtedness to become due prior to its stated maturity.

                    4. Any government or governmental authority shall have condemned, nationalized, seized, or otherwise expropriated all or any substantial part of the Property of YPF or any Subsidiary or the share capital of YPF or any such Subsidiary, or shall have assumed custody or control of such Property or of the business or operations of YPF or any such Subsidiary or of the share capital of YPF or any such Subsidiary, or shall have taken any action for the winding-up or dissolution of YPF or any such Subsidiary or any action that would prevent YPF or any such Subsidiary or its officers from carrying on its business or operations or a substantial part thereof for a period of longer than thirty
               (30) days and the result of any such action shall materially prejudice the ability of YPF to perform its obligations under the Basic Documents to which it is a party.


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                                     ------------

                    5. It becomes unlawful for YPF to perform any of its obligations under any of the Basic Documents to which it is a party, or any of its obligations thereunder ceases to be valid, binding or enforceable.

                    6. A resolution is passed or adopted by the Board of Directors or stockholders of YPF, or a judgment of a court of competent jurisdiction is made, that YPF be wound up or dissolved, other than for the purposes of or pursuant to a merger or consolidation otherwise permitted under and in accordance with the terms of Item 16 of Schedule II to the Credit Agreement, and any winding up, dissolution or liquidation proceedings remain undismissed for thirty (30) days.

                    7. An attachment, execution, seizure before judgment or other legal process is levied or enforced upon any part of the Property of YPF or any Subsidiary which Property is material to the condition, financial or otherwise, or to the earnings, operations, business affairs or business prospects of YPF and its Subsidiaries taken as a whole, and (a) such attachment, execution, seizure before judgment or other legal process is not discharged within thirty (30) days thereof or (b) if such attachment, execution, seizure before judgment or other legal process shall not have been discharged within such 30-day period, YPF or such Subsidiary, as the case may be, shall not have within such 30-day period contested such attachment, execution, seizure before judgment or other legal process in good faith by appropriate proceedings upon stay of execution of the enforcement thereof or upon posting a bond in connection therewith; provided, however, that in no event shall the
                          --------  -------
               grace period provided by clause (b) above extend beyond the 60th day after the initiation of such proceedings.

                    8. A court having jurisdiction enters a decree or order for (a) relief in respect of YPF or any Significant Subsidiary in an involuntary case under Argentine Law No. 19,551 or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or (b) appointment of an administrator, receiver, trustee or intervenor for YPF or any Significant Subsidiary for all or substantially all of the Property of YPF or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of thirty (30) consecutive days.

                    9. YPF or any Significant Subsidiary (a) commences a voluntary case under Argentine Law No. 19,551 or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (b) consents to the appointment of or taking possession by an administrator, receiver, trustee


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
                                        - 3 -

               or intervenor for YPF or any Significant Subsidiary for all or substantially all of the Property of YPF or any Significant Subsidiary or (c) effects any general assignment for the benefit of creditors.

                    10. A moratorium is agreed or declared in respect of any Indebtedness of YPF, or of any Significant Subsidiary, or any government or governmental authority condemns, seizes, compulsorily purchases or expropriates 10% or more of the assets of YPF and its Subsidiaries considered as one enterprise.

                    11. Any event occurs which under the laws of any relevant jurisdiction has an analogous effect to any of the events referred to in Item 9 of this Schedule III.

                    For purposes of this Schedule III, the following term shall have the following meaning:

                    "Argentine GAAP" shall mean generally accepted
                     --------------
               accounting principles in Argentina as in effect from time to time.

                    "Capital Lease Obligations" shall mean, for any Person,
                     -------------------------
               all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under Argentine GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with Argentine GAAP.

                    "Indebtedness" shall mean with respect to any Person,
                     ------------
               (a) any liability of such Person (i) for money borrowed, or under any reimbursement obligation relating to a letter of credit, (ii) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind (other than a trade payable or a liability arising in the ordinary course of business, so long as such trade payable or liability is payable within 90 days of the date the respective goods are delivered or the respective services are rendered), or (iii) for Capital Lease Obligations; (b) all Redeemable Stock issued by such Person (the amount of Indebtedness being represented by any involuntary liquidation preference plus accrued and unpaid dividends); (c) any liability of others described in the preceding clause (a) that such Person has guaranteed; and
               (d) (without duplication) any amendment, supplement, modification, deferral, renewal, extension or refunding of


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
                                        - 4 -

               any liability of the types referred to in clauses (a), (b) and (c) above. For purposes of determining any particular amount of Indebtedness under this definition, Guarantees of (or obligations with respect to letters of credit supporting) Indebtedness otherwise included in the determination of such amount shall not also be included.

                    "Redeemable Stock" shall mean any class or series of
                     ----------------
               capital stock of any Person that by its terms or otherwise is required to be redeemed prior to the final maturity of the Notes (as defined in the YPF Credit Agreement), or is redeemable at the option of the holder thereof at any time prior to the final maturity of the Loans (as defined in the YPF Credit Agreement).

                    "Schedule YPF Material Adverse Effect" shall mean the
                     ------------------------------------
               occurrence of any event or condition with respect to YPF which has a material adverse effect on (a) the financial condition, results of operations or the shareholders' equity of YPF and its Subsidiaries taken as a whole, (b) the ability of YPF to perform its payment and other material obligations under any of the Basic Documents to which it is or is intended to be a party, (c) the validity or enforceability of the obligations of YPF under any of the Basic Documents to which it is or is intended to be a party, or (d) the ability of the Lenders and the Agent to enforce their rights and remedies against YPF under any of the Basic Documents to which it is or is intended to be a party.

                    "Significant Subsidiary" shall mean a Subsidiary of YPF
                     ----------------------
               which is material to the condition, financial or otherwise, or to the earnings, operations, business affairs or business prospects of YPF and its Subsidiaries taken as a whole.

                    "Subsidiary" shall mean, with respect to any Person,
                     ----------
               any corporation or other business entity of which such Person owns or controls (either directly or through another or other Subsidiaries) more than 50% of the issued share capital or other ownership interest, in each case having ordinary voting power to elect directors, managers or trustees of such corporation or other business entity (whether or not capital stock or other ownership interest of any other class or classes shall or might have voting power upon the occurrence of any contingency).









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                                     Schedule III
                                     ------------

                                                                SCHEDULE IV
                                      Litigation
                                      ----------

                                  [See Section 8.02]




















































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                                     -----------